Exhibit (b)(1)

CONFORMED COPY

Dated 31 August 2004

SCHNEIDER ELECTRIC SA

as Issuer

and

BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH

as Fiscal Agent, Calculation Agent,

Redenomination Agent and Consolidation Agent

and

BNP PARIBAS SECURITIES SERVICES

as Paying Agent

AMENDED AND RESTATED

AGENCY AGREEMENT

relating to

SCHNEIDER ELECTRIC SA

Euro 3,500,000,000,

Euro Medium Term Note Programme

Due from 7 days from the date of original issue

arranged by

BNP PARIBAS

Linklaters

Ref: CXG/KG

TABLE OF CONTENTS

1	Interpretation	1

2	Appointment and Duties	4

3	Issue of Notes	5

4	Payment	8

5	Repayment	9

6	Early Redemption and Exercise of Options	9

7	Cancellation, Destruction, Records and Reporting Requirements	10

8	Coupon Sheets	11

9	Replacement Notes, Receipts, Coupons and Talons	11

10	Documents and Forms	12

11	Duties of Calculation Agent	12

12	Fees and Expenses	13

13	Indemnity	13

14	General	13

15	Changes in Agents	14

16	Communications	16

17	Notices	16

18	Governing Law and Jurisdiction	16

Schedule I Part A Form of Temporary Global Notes		19

Schedule 1 Part B Form of Permanent Global Note		27

Schedule 2 Part A Form of Note		38

Schedule 2 Part B Terms and Conditions		41

Schedule 2 Part C Form of Coupon		58

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This Amended and Restated Agency Agreement is made as of 31 August 2004 between:

(1)           SCHNEIDER ELECTRIC SA (the “Issuer”)

(2)                                 BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH as Fiscal Agent, Calculation Agent, Redenomination Agent and Consolidation Agent and

(3)                                 BNP PARIBAS SECURITIES SERVICES as Paying Agent.

Background:

(A)                              The Issuer entered into an agency agreement dated 21 December 1999 with Paribas Luxembourg (now BNP Paribas Securities Services, Luxembourg Branch) as, inter alia, fiscal agent and the other agents named therein (the “Principal Agency Agreement”) pursuant to which the Issuer envisaged the issue from time to time of euro medium term notes in an aggregate principal amount outstanding at any one time not exceeding the Programme Limit (the “Programme”).

(B)                                The Issuer and the Dealers entered into a first supplemental agency agreement dated 13 December  2001 (the “First Supplemental Agency Agreement” and, together with the Principal Agency Agreement, the “Original Agency Agreement”) with the parties named therein in respect of the Notes issued on or after 13 December 2001.

(C)                                The Original Agency Agreement was amended and restated by an agreement dated 20 December 2002.

(D)                               It has been decided to again amend and restate the Original Agency Agreement and, accordingly, this Agreement will apply to Notes issued under the Programme on or after the date of this Agreement.

(E)                                 The Programme Limit was increased from €1,250,000,000 to €2,950,000,000 by the First Supplemental Agency Agreement as of 13 December 2001. It has been decided that the Programme Limit shall as of the date of this Agreement be increased from €2,950,000,000 to €3,500,000,000.

Whereas:

The Issuer proposes to issue from time to time euro medium term notes pursuant to this Agreement (the “Notes”, which expression shall, if the context so admits, include the Global Notes (in temporary or permanent form) to be initially delivered in respect of Notes) in an aggregate nominal amount outstanding at any one time not exceeding the Programme Limit.

It is agreed as follows:

1              Interpretation

1.1          Definitions: In this Agreement:

“Agents” means the Fiscal Agent, the Paying Agent, the Calculation Agent, the Redenomination Agent and the Consolidation Agent or any of them and shall include such other Agent or Agents as may be appointed from time to time hereunder and, except in Clause 18, references to Agents are to them acting solely through their specified offices

“Amended and Restated Dealer Agreement” means the Amended and Restated Dealer Agreement relating to the Programme dated 31 August 2004 between the Issuer, BNP Paribas and the other dealers and arrangers named in it, as amended or supplemented from time to time

“Approved Intermediary” means an “Intermédiaire linancier habilite” who holds a Securities Account with Euroclear France

“Business Day” means, in respect of each Note, (i) a day other than a Saturday or Sunday on which Euroclear and Clearstream, Luxembourg and/or Euroclear France are operating, (ii) a day on which banks and foreign exchange markets are open for general business in the city of the Fiscal Agent’s specified office and (iii) (if a payment is to be made on that day) a day on which banks and foreign exchange markets are open for general business in the principal financial centre for the currency of the payment or, in the case of euro, a day on which the TARGET System is operating

“Calculation Agent” means BNP Paribas Securities Services, Luxembourg Branch as Calculation Agent hereunder (or such other Calculation Agent(s) as may be appointed hereunder from time to time either generally hereunder or in relation to a specific issue or Series of Notes)

“Central Depositary” means, in relation to a Series of Notes, Euroclear France acting as Central Depositary for such Series

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme

“Common Depositary” means, in relation to a Series of the Notes, a depositary common to Euroclear and Clearstream, Luxembourg or any other relevant clearing system

“Conditions” means, in respect of the Notes of each Series, the terms and conditions applicable thereto which shall be substantially in the form set out in Schedule 2, as modified, with respect to any Notes represented by a Global Note, by the provisions of such Global Note, shall incorporate any additional provisions forming part of such terms and conditions set out in the Pricing Supplement(s) relating to the Notes of that Series and shall be endorsed on the Definitive Notes, subject to amendment and completion as referred to in the first paragraph of Schedule 2 Part C and any reference to a particularly numbered Condition shall be construed accordingly

“Consolidation Agent” means BNP Paribas Securities Services, Luxembourg Branch as Consolidation Agent hereunder (or such other Consolidation Agent as may be appointed from time to time hereunder)

“Definitive Note” means a Note in definitive form substantially in the form set out in Schedule 2 and having, where appropriate, Coupons, a Talon and/or Receipt(s) attached thereto on issue

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System

“Exercise Notice” has the meaning given to it in the Conditions and, in the case of a Noteholders’ redemption option, shall be substantially in the form set out in Schedule 4

“Extraordinary Resolution” has the meaning set out in Schedule 3

“Fiscal Agent” means BNP Paribas Securities Services, Luxembourg Branch as Fiscal Agent hereunder (or such other Fiscal Agent as may be appointed from time to time hereunder)

“Global Note” means a temporary Global Note or, as the context may require, a permanent Global Note

“Issue Date” means, in relation to any Tranche, the date on which the Notes of that Tranche have been issued or, if not yet issued, the date agreed for their issue between the Issuer and the Relevant Dealer(s)

“outstanding” means, in relation to the Notes of any Series, all the Notes issued other than (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest payable after such date) have been duly paid to the Fiscal Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes, Receipts and/or Coupons, as the case may be, (c) those which have become void, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Notes that have been surrendered in exchange for replacement Notes, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued, and (g) any temporary Global Note to the extent that it shall have been exchanged for a permanent Global Note and any Global Note to the extent that it shall have been exchanged for one or more Definitive Notes, pursuant to its provisions; provided that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) the determination of how many Notes are outstanding for the purposes of Conditions 10 and 11 and Schedule 3, those Notes that are beneficially held by, or are held on behalf of, the Issuer or any of its subsidiaries and not cancelled shall (unless and until ceasing to be so held) be deemed not to be outstanding

“Partly Paid Note” means a Note in relation to which the initial subscription moneys are payable to the Issuer in two or more instalments

“Paying Agents” means the Fiscal Agent and the Paying Agents referred in above and such further or other Paying Agent or Agents as may be appointed from time to time hereunder

“permanent Global Note” means a Global Note representing Notes of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Note, or part of it, and which shall be substantially in the form set out in Schedule 1 Part B

“Pricing Supplement” means, in relation to a Tranche, a pricing supplement issued specifying the relevant issue details of such Tranche, substantially in the form of Schedule B to the Amended and Restated Dealer Agreement

“Procedures Memorandum” means the administrative procedures and guidelines relating to the settlement of issues of Notes as shall be agreed upon from time to time by the issuer, the Dealers and the Fiscal Agent and which, at the date of this Agreement, are set out in Schedule A to the Amended and Restated Dealer Agreement

“Programme Limit” means Euro 3,500,000,000 or its equivalent in other currencies, subject to Clause 15 of the Amended and Restated Dealer Agreement

“Redenomination Agent” means BNP Paribas Securities Services Luxembourg Branch as Redenomination Agent hereunder (or such other Redenomination Agent as may be appointed from time to time hereunder)

“Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions

“Series” means a series of Notes, either issued on the same date or in more than one Tranche on different dates, that (except in respect of the first payment of interest and their issue price) have identical terms and are expressed to have the same series number

“specified office” means each of the offices of the Agents specified herein and shall include such other office or offices as may be specified from time to time hereunder

“Subscription Agreement” means an agreement between the Issuer and two or more Dealers made pursuant to Clause 2.2 of the Amended and Restated Dealer Agreement

“Syndicated Issue” means an issue of Notes pursuant to Clause 2.2 of the Amended and Restated Dealer Agreement

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto

“temporary Global Note” means a Global Note representing Notes on issue and which shall be substantially in the form set out in Schedule 1 Part A

“Tranche” means, in relation to a Series, those Notes of that Series that are issued on the same date

1.2          Construction of Certain References: References to:

1.2.1                     other capitalised terms not defined in this Agreement are to those terms as defined in the Conditions

1.2.2                     principal and interest shall be construed in accordance with Condition 4 and

1.2.3                     costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof.

1.3                               Headings: Headings shall be ignored in construing this Agreement.

1.4                               Contracts: References in this Agreement to this Agreement or any other document are to this Agreement or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document which amends, supplements or replaces them.

1.5                               Schedules: The Schedules are part of this Agreement and have effect accordingly.

1.6                               Alternative Clearing System: References in this Agreement to Euroclear and/or Clearstream, Luxembourg and/or Euroclear France shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the Issuer, the Registrar and the Fiscal Agent.

1.7                               Contracts (Rights of Third Parties) Act 1999: A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2                                         Appointment and Duties

2.1                               Fiscal Agent: The Issuer appoints BNP Paribas Securities Services, Luxembourg Branch at its specified office in Luxembourg as Fiscal Agent, Paying Agent, Redenomination Agent and Consolidation Agent in respect of each Series of Notes.

2.2                               Paying Agents: The Issuer appoints BNP Paribas Securities Services at its specified office in Paris as Paying Agent in respect of each Series of Notes, unless the Pricing

Supplement relating to a Series of Notes lists the Agents appointed in respect of that Series, in which case, only those persons acting through their specified offices shall be appointed in respect of that Series, provided that, if the conclusions of the ECOFIN Council of Meeting of 26-27 November 2000 are implemented, the Issuer undertakes that it will ensure that it maintains a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to the Directive on the taxation of savings.

2.3                               Calculation Agent: BNP Paribas Securities Services, Luxembourg Branch may be appointed as Calculation Agent in respect of any Series of Notes by agreement with the Issuer. BNP Paribas Securities Services, Luxembourg Branch shall be treated as having agreed to act as Calculation Agent in respect of a Series if it shall have received the Pricing Supplement (in draft or final form) naming it as Calculation Agent no later than three Business Days before the Issuer Date or, if earlier, the first date on which it is required to make any calculation or determination and shall not have notified the Issuer that is does not wish to be so appointed within three Business Days of such receipt.

2.4                               Agents’ Duties: The obligations of the Agents are several and not joint. Each Agent shall be obliged to perform only such duties as are specifically set out in this Agreement, the Conditions and the Procedures Memorandum and any duties necessarily incidental to them, in each case in accordance with applicable laws. No implied duties or obligations shall be read into any such documents. No Agent shall be obliged to perform additional duties set out in any Pricing Supplement and thereby incorporated into the Conditions unless it shall have previously agreed to perform such duties. If the Conditions are amended on or after a date on which any Agent accepts any appointment in a way that affects the duties expressed to be performed by such Agent, it shall not be obliged to perform such duties as so amended unless it has first approved the relevant amendment. No Agent shall be under any obligation to take any action under this Agreement that it expects, and has so notified the Issuer in writing, will result in any expense to or liability of such Agent, the payment of which is not, in its opinion, assured to it within a reasonable time.

3                                         Issue of Notes

3.1                               Preconditions to Issue: The Issuer shall not agree to any Issue Date unless it is a Business Day. Before issuing any Partly Paid Notes or any Notes that are intended to be cleared through a clearing system other than Euroclear or Clearstream, Luxembourg or Euroclear France the Issuer shall inform the Fiscal Agent of its wish to issue such Notes and shall agree with the Fiscal Agent (i) the procedure for the acceptance of further instalments of the subscription moneys, in the case of Partly Paid Notes, or (ii) the procedure for issuing such Notes, in the case of Notes that are to be cleared through such other clearing system, which agreement shall cover the time, date and place for the delivery of the relative Global Note by the Fiscal Agent, whether such delivery is to be free of payment of against payment, an appropriate method for determining non-U.S. beneficial ownership of Notes in accordance with applicable U.S. law and the method by which the Fiscal Agent is to receive any payment, and hold any moneys, on behalf of the issuer.

3.2                               Notification: Not later than the time specified in the Procedures Memorandum, in the case of non-Syndicated Issues, or live Business Days before the Issue Date, in the case of Syndicated Issues, the Issuer shall in respect of each Tranche notify and/or confirm to the

Fiscal Agent by tested tax, tested telex or in writing all such information as the Fiscal Agent may reasonably require for it to carry out its functions as contemplated by this Clause.

3.3                               Issue of Global Notes: Upon receipt by the Fiscal Agent of the information enabling it, and instructions, to do so, the Fiscal Agent shall complete a temporary or, as the case may be, permanent Global Note in an aggregate nominal amount equal to that of the Tranche to be issued.

3.4                               Delivery of Global Notes: Immediately before the issue of any Global Note, the Fiscal Agent (or its agent on its behalf) shall authenticate it. Following authentication of any Global Note, the Fiscal Agent shall deliver it:

3.4.1                     in the case of a Tranche (other than for a Syndicated Issue) intended to be cleared through a clearing system, on the Business Day immediately preceding its Issue Date to the Common Depositary or to such clearing system or other depositary for a clearing system as shall have been agreed between the Issuer and the Fiscal Agent, together with instructions to the clearing systems to whom (or to whose depositary) such Global Note has been delivered to credit the underlying Notes represented by such Global Note to the securities account(s) at such clearing systems (or with Approved intermediaries) that have been notified to the Fiscal Agent by the Issuer on a delivery against payment basis or, if notified to the Fiscal Agent by the Issuer, on a delivery free of payment basis or

3.4.2                     in the case of a Syndicated issue, on the Issue Date at or about the time specified in the relevant Subscription Agreement to, or to the order of, the Lead Manager at such place in London as shall be specified in the relevant Subscription Agreement (or such other time, date and/or place as may have been agreed between the Issuer and the Fiscal Agent) against the delivery to the Fiscal Agent of evidence that payment of the subscription moneys due has been made to the Issuer, such evidence to be in the form set out in such Subscription Agreement or

3.4.3                     otherwise, at such time, on such date, to such person and in such place as may have been agreed between the Issuer and the Fiscal Agent.

3.5                               Clearing Systems: In delivering any Global Note in accordance with Clause 3.4.1, the Fiscal Agent shall give instructions to the relevant clearing system to hold (or to cause an Approved intermediary to hold) the Notes represented by it to the order of the Fiscal Agent pending transfer to the securities account(s) referred to in Clause 3.4.1. Upon payment for any such Notes being made to the Fiscal Agent, it shall transfer such payment to the account of the Issuer notified to it by the Issuer. For so long as any such Note continues to be held to the order of the Fiscal Agent, the Fiscal Agent shall hold such Note to the order of the Issuer.

3.6                               Advance Payment: If the Fiscal Agent pays an amount (the “Advance”) to the Issuer on the basis that a payment (the “Payment”) has been, or will be, received from any person and if the Payment has not been, or is not, received by the Fiscal Agent on the date the Fiscal Agent pays the Issuer, the Issuer, shall, on demand, reimburse the Fiscal Agent the Advance and pay interest to the Fiscal Agent on the outstanding amount of the Advance from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Fiscal Agent of funding such amount, as certified by the Fiscal Agent. Such Interest shall be compounded daily.

3.7                               Exchange for Permanent Global Notes and Definitive Notes: On and after the due date for exchange of any temporary Global Note which is exchangeable for a permanent Global Note, the Fiscal Agent shall, on presentation to it or to its order of the temporary Global Note, complete a permanent Global Note, authenticate it (or cause its agent on its behalf to do so) and procure the exchange of interests in such temporary Global Note for interests in an equal nominal amount of such permanent Global Note in accordance with such temporary Global Note. On or after the due date for exchange of any Global Note which is exchangeable for Definitive Notes, the Fiscal Agent shall, on presentation to it or to its order of the Global Note, procure the exchange of interests in such Global Note for Definitive Notes (if applicable, having attached Coupons, a Talon and/or Receipts other than any that mature on or before the relevant date for exchange) in a nominal amount equal to that portion of such Global Note submitted for exchange in accordance with such Global Note. On exchange in full of any Global Note the Fiscal Agent shall cancel it and, if so requested by the bearer, return it to the bearer.

3.8                               Signing of Notes, Receipts, Coupons and Talons: The Notes, Receipts, Coupons and Talons shall be signed manually or in facsimile on behalf of the Issuer by a duly authorised signatory of the Issuer.  The Issuer shall promptly notify the Fiscal Agent of any change in the names of the person or persons whose signature is to be used on any Note and shall if necessary provide new master Global Notes reflecting such changes. The Issuer may however adopt and use the signature of any person who at the date of signing a Note, Receipt, Coupon or Talon is a duly authorised signatory of the Issuer even if before the Note, Receipt, Coupon or Talon is issued, he ceases for whatever reason to hold such office and the Notes, Receipts, Coupons or Talons issued in such circumstances shall nevertheless be valid and binding obligations of the Issuer. Definitive Notes, Receipts, Coupons and Talons shall be security printed in accordance with all applicable stock exchange requirements.

3.9                               Details of Notes Delivered: As soon as practicable after delivering any Global Note or Definitive Note, the Fiscal Agent shall supply to the Issuer and the other Agents all relevant details of the Notes delivered, in such format as it shall from time to time agree with the Issuer.

3.10                        Cancellation: If any Note in respect of which information has been supplied under Clause 3.2 is not to be issued on a given Issue Date, the Issuer shall immediately (and, in any event, prior to the Issue Date) notify the Fiscal Agent. Upon receipt of such notice, the Fiscal Agent shall not thereafter issue or release the relevant Note(s) but shall cancel and, unless otherwise instructed by the Issuer, destroy them.

3.11                        Outstanding Amount: The Fiscal Agent shall, upon request from the Issuer or any Dealer, inform such person of the aggregate nominal amount of Notes, or Notes of any particular Series, then outstanding at the time of such request.

3.12                        Procedures Memorandum: The Issuer shall furnish a copy of the Procedures Memorandum from time to time in effect to the Fiscal Agent. The parties agree that all issues of Notes shall be made in accordance with the Procedures Memorandum unless the Issuer, the Relevant Dealer(s) and the Fiscal Agent agree otherwise in respect of any issue. The Procedures Memorandum may only be amended with the consent of the Fiscal Agent.

4                                         Payment

4.1                               Payment to the Fiscal Agent: The Issuer shall, before 10:00 a.m. on each date on which any payment in respect of the Notes becomes due, transfer to the Fiscal Agent such amount as may be required for the purposes of such payment. In this Clause, the date on which a payment in respect of the Notes becomes due means the first date on which the holder of a Note. Receipt or Coupon could claim the relevant payment by transfer to an account under the Conditions, but disregarding the necessity for it to be a business day in any particular place of presentation. All payments to the Fiscal Agent in respect of Euro-denominated Notes shall be made through the TARGET System.

4.2                               Pre-advice of Payment: The Issuer shall procure that the bank through which the payment to the Fiscal Agent required by Clause 4.1 is to be made shall irrevocably confirm to the Fiscal Agent by tested telex or authenticated SWIFT message no later than 3.00 p.m. (local time in the city of the Fiscal Agent’s specified office) on the second Business Day before the due date for any such payment that it will make such payment.

4.3                               Notification of Failure to Pre-advise Payment: The Fiscal Agent shall forthwith notify by fax each of the other Agents and the Issuer if it has not received the confirmation referred to in Clause 4.2 by the time specified for its receipt, unless it is satisfied that it will receive the amount referred to in Clause 4.1.

4.4                               Payment by Agents: Unless they receive a notification from the Fiscal Agent under Clause 4.3 and subject as provided in Clause 4.7, each of the Paying Agents shall, subject to and in accordance with the Conditions, pay or cause to be paid on behalf of the Issuer on and after each due date therefor the amounts due in respect of the Notes, Receipts and Coupons and shall be entitled to claim any amounts so paid from the Fiscal Agent.

4.5                               Notification of Non-payment: The Fiscal Agent shall forthwith notify by telex each of the other Agents and the Issuer if it has not received the amount referred to in Clause 4.1 by the time specified for its receipt, unless it is satisfied that it will receive such amount or it has already notified such persons pursuant to Clause 4.3.

4.6                               Payment After Failure to Pre-advise or Late Payment: The Fiscal Agent shall forthwith notify by telex each of the other Agents and the Issuer if at any time following the giving of a notice by the Fiscal Agent under Clauses 4.3 or 4.5 either any payment provided for in Clause 4.1 is made on or after its due date but otherwise in accordance with this Agreement or the Fiscal Agent is satisfied that it will receive such payment.

4.7                               Suspension of Payment by Agents: Upon receipt of a notice from the Fiscal Agent under Clause 4.3, no Agent shall make any payment in accordance with Clause 4.4. Upon receipt of a notice from the Fiscal Agent under Clause 4.5, each Agent shall cease making payments in accordance with Clause 4.4 as soon as is reasonably practicable. Upon receipt of a notice from the Fiscal Agent under Clause 4.6, each Agent shall make, or shall recommence making, payments in accordance with Clause 4.4.

4.8                               Reimbursements of Agents: The Fiscal Agent shall on demand promptly reimburse each Agent for payments in respect of the Notes, Receipts and Coupons properly made by it in accordance with the Conditions and this Agreement.

4.9                               Method of payment to Fiscal Agent: All sums payable to the Fiscal Agent hereunder shall be paid in the currency in which such sums are denominated and in immediately available or same day funds to such account with such bank as the Fiscal Agent may from time to time notify to the Issuer.

4.10                        Moneys held by Fiscal Agent: The Fiscal Agent may deal with moneys paid to it under this Agreement in the same manner as other moneys paid to it as a banker by its customers except that (1) it may not exercise any lien, right of set-off or similar claim in respect of them and (2) it shall not be liable to anyone for interest on any sums held by it under this Agreement.

4.11                        Partial Payments: If on presentation of a Note, Receipt or Coupon only part of the amount payable in respect of it is paid (except as a result of a deduction of tax permitted by the Conditions), the Agent to whom it is presented shall procure that it is enfaced with a memorandum of the amount paid and the date of payment and shall return it to the person who presented it.

4.12                        Interest: If the Fiscal Agent pays out any amount due in respect of the Notes in accordance with the Conditions or due in accordance with Clause 4.8 before receipt of the amount due under Clause 4.1, the Issuer shall on demand reimburse the Fiscal Agent for the relevant amount and pay interest to the Fiscal Agent on such amount that is outstanding from the date on which it is paid out to the date of reimbursement at the rate per annum equal to the cost to the Fiscal Agent of funding the amount paid out, as certified by the Fiscal Agent. Such interest shall be compounded daily.

4.13                        Void Global Note: If any Global Note becomes void (in whole or in part), in accordance with its terms after the occurrence of an Event of Default, the Fiscal Agent shall promptly notify the Agents and, after such notice has been given, no payment shall be made by them in respect of that Note to the extent that it has become void.

5                                         Repayment

If claims in respect of any Note, Receipt or Coupon become void or prescribed under the Conditions, the Fiscal Agent shall forthwith repay to the Issuer the amount that would have been due on such Note, Receipt or Coupon before such claims became void or prescribed. Subject to Clause 15, the Fiscal Agent shall not however be otherwise required or entitled to repay any sums received by it under this Agreement.

6                                         Early Redemption and Exercise of Options

6.1                               Notice to Fiscal Agent: If the Issuer intends (other than consequent upon an Event of Default or any right of the holder to require redemption) to redeem all or any of the Notes of any Series before their stated maturity date or to exercise any Issuer’s option in the Conditions it shall, at least 14 days (or as otherwise specified in the Pricing Supplement) before the latest date for the publication of the notice of redemption or of exercise of Issuer’s option required to be given to Noteholders, give notice of such intention to the Fiscal Agent stating the date on which such Notes are to be redeemed or such option is to be exercised and the nominal amount of Notes to be redeemed or subject to the option.

6.2                               Drawing on Partial Redemption or Exercise of Option: If some only of the Notes of a Series are to be redeemed, or subject to the exercise of an Issuer’s option, on such date the Fiscal Agent shall make the drawing that is required in accordance with the Conditions and the Issuer shall be entitled to send representatives to attend such drawing.

6.3                               Notice to Noteholders: The Fiscal Agent shall publish any notice to Noteholders required in connection with any such redemption or exercise of an Issuer’s Option and shall at the same time also publish a separate list of the certificate numbers of any Notes previously drawn and not presented either for payment or as may otherwise be required pursuant to any Issuer’s Option. Such notice shall specify the date fixed for redemption or exercise of any option, the redemption price and the manner in which redemption will be effected or the terms of the exercise of such option and, in the case of a partial redemption or exercise of any option, the certificate numbers of the Notes drawn.

6.4                               Option Exercise Notices: The Paying Agent with which a Note is deposited in a valid exercise of any Noteholders’ Option shall hold such Note (together with any Coupons, Receipts or Talon relating to it deposited with it) until the due date for redemption of, or exercise of the option relating to, the relevant Note(s) consequent upon the exercise of such option, when, in the case of an option to redeem, and subject as provided below, it shall present any such Note, Coupons, Receipts and Talon to itself for payment of the amount due in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Exercise Notice. In the event of the exercise of any other option, each Agent shall take the steps required of it in the Conditions. If any such Note becomes immediately due and payable before the due date for its redemption or exercise of the option, or if upon due presentation payment of the amount due is improperly withheld or refused or exercise of the option is improperly denied, the Agent concerned shall mail such Note (and any related Coupons, Receipts or Talon by uninsured post to, and at the risk of, the relevant Noteholder) (unless the Noteholder otherwise requests and pays the cost of such insurance in advance to the relevant Agent) to such address as may have been given by the Noteholder in the Exercise Notice. At the end of each period for the exercise of any such option, each Agent shall promptly notify the Fiscal Agent of the nominal amount of the Notes in respect of which such option has been exercised with it together with their certificate numbers and the Fiscal Agent shall promptly notify such details to the Issuer.

7                                         Cancellation, Destruction, Records and Reporting Requirements

7.1                               Cancellation: All Notes that are redeemed (together with such unmatured Receipts or Coupons or unexchanged Talons as are attached to or are surrendered with them at the time of such redemption), all Receipts and Coupons that are paid in full and all Talons that have been exchanged for Coupon sheets shall be cancelled forthwith by the Paying Agent through which they are redeemed, paid or exchanged. Such Paying Agent shall send to the Fiscal Agent the details required by such person for the purposes of this Clause and the cancelled Notes, Receipts, Coupons and Talons.

7.2                               Cancellation by Issuer: If the Issuer or any of its subsidiaries purchase any Notes that are to be cancelled in accordance with the Conditions, the Issuer shall forthwith cancel them or procure their cancellation, inform the Fiscal Agent and send them (if in definitive form) to the Fiscal Agent.

7.3                               Fiscal Agent: The Fiscal Agent shall within one month after the date of any such redemption, payment, exchange or purchase, send the Issuer a certificate stating (1) the aggregate nominal amount of Notes that have been redeemed and cancelled and the aggregate amount paid in respect of any related Receipts and/or Coupons that have been paid and cancelled or in respect of interest paid on a Global Note, (2) the certificate numbers of such Notes and Receipts, (3) the total number by maturity dates of such Coupons, (4) the certificate numbers and maturity dates of such Talons and (5) the total number and maturity dates of unmatured Coupons, and the certificate numbers and maturity dates of unmatured Talons and Receipts, not surrendered with Notes redeemed, in each case distinguishing between Notes of each Series and denomination (and any Receipts, Coupons and Talons relating to them).

7.4                               Destruction: Unless otherwise instructed by the Issuer or unless, in the case of the Global Note, it is to be returned to its holder in accordance with its terms, the Fiscal Agent (or its designated agent) shall destroy the cancelled Notes, Receipts, Coupons or Talons in its possession and shall send the Issuer a certificate giving the certificate numbers of such Notes in numerical sequence, the maturity dates and certificate numbers (in numerical sequence) of such Receipts and Talons and the total numbers by maturity date of such Coupons, in each case distinguishing between Notes of each Series and denomination (and any Receipts, Coupons and Talons relating to them) and Receipts, Coupons and Talons that have been paid or exchanged and those that have been surrendered for cancellation before their due date.

7.5                               Records: The Fiscal Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than the certificate numbers of Coupons) and of their redemption, purchase, payment, exchange, cancellation, replacement and destruction and make such records available at all reasonable times to the Issuer.

7.6                               Reporting Requirements: The Fiscal Agent shall (on behalf of the Issuer) submit such reports or information as may be required from time to time in relation to the issue and purchase of Notes by applicable law, regulations and guidelines promulgated by Japanese governmental regulatory authorities in the case of Notes denominated in or linked to Yen or any other governmental regulatory authority agreed between the Issuer and the Fiscal Agent.

8                                         Coupon Sheets

As regards each Note issued with a Talon, the Fiscal Agent shall, on or after the due date for exchange of such Talon, make available in exchange for such Talon at the specified office of the Fiscal Agent a further Coupon sheet and, if relevant, a further Talon appertaining to such Note, but subject always to the Issuer having procured the delivery of a supply of such Coupon sheets to the Fiscal Agent. To the extent that any Coupon in any such Coupon sheet shall have become void before issue, the Fiscal Agent shall cancel such Coupon and destroy it in accordance with the provisions of Clause 7.4.

9                                         Replacement Notes, Receipts, Coupons and Talons

9.1                               Replacement: The Fiscal Agent, in the case of Notes, Receipts, Coupons or Talons, (in such capacity, the “Replacement Agent”), shall issue replacement Notes, Receipts, Coupons and Talons in accordance with the Conditions.

9.2                               Receipts, Coupons and Talons on Replacement Notes: In the case of mutilated or defaced Notes, the Replacement Agent shall ensure that (unless such indemnity as the Issuer may require is given) any replacement Note only has attached to it Receipts, Coupons and/or a Talon corresponding to those attached to the Note that it replaces.

9.3                               Cancellation: The Replacement Agent shall cancel and, unless otherwise instructed by the Issuer, destroy any mutilated or defaced Notes, Receipts, Coupons and Talons replaced by it and shall send the Issuer and the Fiscal Agent a certificate giving the information specified in Clause 7.4.

9.4                               Notification: The Replacement Agent shall, on issuing a replacement Note, Receipt, Coupon or Talon, forthwith inform the other Agents of its certificate number and of the one that it replaces.

9.5                               Presentation after Replacement: If a Note, Receipt, Coupon or Talon that has been replaced is presented to an Agent for payment or exchange, that Agent shall forthwith inform the Fiscal Agent, which shall so inform the Issuer.

10                                  Documents and Forms

10.1                        Fiscal Agent: The Issuer shall provide to the Fiscal Agent in a sufficient quantity, in the case of paragraphs 10.1.2(ii), 10.1.3 and 10.1.4, for distribution among the relevant Agents as required by this Agreement or the Conditions:

10.1.1              executed master Global Notes to be used from time to time for the purpose of issuing Notes in accordance with Clause 3

10.1.2              if Definitive Notes of any Series are to be issued, (i) such Definitive Notes and any related Coupons, Receipts and Talons, duly executed on behalf of the Issuer, (ii) specimens of such Notes, Coupons, Receipts and Talons and (iii) additional forms of such Notes, Coupons, Receipts and Talons for the purpose of issuing replacements, at least 14 days before the Exchange Date for the relative Global Note (and the Fiscal Agent (or its agent on its behalf) shall authenticate such Definitive Notes immediately before their issue)

10.1.3              all documents (including Exercise Notices) required under the Notes or by any stock exchange on which the Notes are listed to be available for issue or inspection during business hours (and the Paying Agents, shall make such documents available for collection or inspection to the Noteholders that are so entitled) and

10.1.4              forms of voting certificates and block voting instructions, together with instructions as to how to complete, deal with and record the issue of such forms (and the Paying Agents, Notes, shall make such documents available to the relevant Noteholders and carry out the other functions set out in Schedule 3).

10.2                        Notes etc. held by Agents: Each Agent (1) acknowledges that all forms of Notes, Coupons, Receipts and Talons delivered to and held by it pursuant to this Agreement shall be held by it as custodian only and it shall not be entitled to and shall not claim any lien or other security interest on such forms, (2) shall only use such forms in accordance with this Agreement, (3) shall maintain all such forms in safe custody, (4) shall take such security measures as may reasonably be necessary to prevent their theft, loss or destruction and (5) shall keep an inventory of all such forms and make it available to the Issuer and the other Agents at all reasonable times.

11                                  Duties of Calculation Agent

The Calculation Agent shall perform the duties expressed to be performed by it in the Conditions in respect of each Series of Notes in respect of which it is appointed as Calculation Agent. As soon as practicable after the relevant time on each Interest Determination Date or such time on such date as the Conditions may require to be calculated any rate or amount, any quotation to be obtained or any determination or calculation to be made by the Calculation Agent, the Calculation Agent shall determine such rate and calculate the Interest Amounts in respect of each denomination of the Notes for the relevant Interest Accrual Period, Interest Period or Interest Payment Date, calculate the Redemption Amount or Instalment Amount, obtain such quotation and/or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period, Interest Period or Interest Payment Date and, if required, the relevant Interest Payment Date and, if required to be calculated, any Redemption Amount or Instalment Amount to be notified to any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information, the Fiscal Agent, the Issuer, each of the Paying Agents, the relevant Noteholders and, if the relevant Notes are to be listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period. If determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. If the Calculation Agent at any material time does not make any determination or calculation or take any action that it is required to do pursuant to the Conditions, it shall forthwith notify the Issuer, and the Fiscal Agent.

12                                  Fees and Expenses

12.1                        Fees: The Issuer shall pay to the Fiscal Agent the fees and expenses in respect of the Agents’ services as separately agreed with the Fiscal Agent and the Issuer need not concern itself with their apportionment between the Agents.

12.2                        Costs: The Issuer shall also pay on demand, upon presentation of duly documented evidence, all reasonable out-of-pocket expenses (including legal, advertising, telex and postage expenses) properly incurred by the Agents in connection with their services together with any applicable value added tax, sales, stamp, issue, registration, documentary or other taxes or duties.

13                                  Indemnity

13.1                        By Issuer: The Issuer shall, upon presentation of duly documented evidence, indemnity each Agent against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that it may incur or that may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions, except such as may result from a breach by it of this Agreement or its own negligence, bad faith or wilful default or that of its officers, employees or agents.

13.2                        By Agents: Each Agent shall, upon presentation of duly documented evidence, indemnify the Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) that the Issuer may incur or that may be made against it as a result of such Agent’s breach of its obligations under this Agreement, negligence, bad faith or wilful default or that of its officers, employees or agents.

14                                  General

14.1                        No Agency or Trust: In acting under this Agreement, the Agents shall have no obligation towards or relationship of agency or trust with the holder of any Note, Receipt, Coupon or Talon.

14.2                        Holder to be treated as Owner: Except as otherwise required by law, each Agent shall treat the holder of a Note, Receipt, Coupon or Talon as its absolute owner as provided in the Conditions and shall note be liable for doing so.

14.3                        No Lien: No Agent shall exercise any lien, right of set-off or similar claim against any holder of a Note, Receipt or Coupon in respect of moneys payable by it under this Agreement.

14.4                        Taking of Advice: Each Agent may consult on any legal matter any legal adviser selected by it, who may be an employee of or adviser to the Issuer, and it shall not be liable in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with that adviser’s opinion.

14.5                        Reliance on Documents etc.: No Agent shall be liable in respect of anything done or suffered by it in reliance on a Note, Receipt, Coupon, Talon or other document or information from any electronic or other source reasonably believed by it to be genuine and to have been signed or otherwise given or disseminated by the proper parties.

14.6                        Other Relationships: Any Agent and any other person, whether or not acting for itself, may acquire, hold or dispose of any Note, Receipt, Coupon, Talon or other security (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person, and may act on, or as depositary, trustee or agent for, any committee or body of holders of securities of any such person, in each case with the same rights as it would have had if that Agent were not an Agent and need not account for any profit.

14.7                        List of Authorised Persons: The Issuer shall provide the Fiscal Agent for itself and for delivery to each other Agent with a copy of the certified list of persons authorised to take action on behalf of the Issuer, as the case may be, in connection with this Agreement (as referred to in Clause 9.1.4 of the Amended and Restated Dealer Agreement) and shall notify the Fiscal Agent and each other Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised. Unless and until notified of any such change, each Agent may rely on the certificate(s) most recently delivered to it and all instructions given in accordance with such certificate(s) shall be binding on the Issuer.

15                                  Changes in Agents

15.1                        Appointment and Termination: In relation to any Series of Notes, the Issuer may at any time appoint additional Paying Agents and/or terminate the appointment of any Agent by giving to the Fiscal Agent and that Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that Series. Upon any letter of appointment being executed by or on behalf of the Issuer, and any person appointed as an Agent, such person shall become a party to this Agreement as it originally named in it and shall act as such Agent in respect of that or those Series of Notes in respect of which it is appointed.

15.2                        Resignation: In relation to any Series of Notes, any Agent may resign its appointment at any time by giving the Issuer and the Fiscal Agent at least 60 days’ notice to that effect, which notice shall expire at least 30 days before or after any due date for payment in respect of the Notes of that Series.

15.3                        Condition to Resignation and Termination: No such resignation or (subject to Clause 18.5) termination of the appointment of the Fiscal Agent, or Calculation Agent shall, however, take effect until a new Fiscal Agent (which shall be a bank or trust company) or Calculation Agent has been appointed and no resignation or termination of the appointment of a Paying Agent shall take effect if there would not then be Paying Agents as required by the Conditions; provided that if the Issuer shall fail within a period of 60 days of notice of resignation by any relevant Agent to appoint a successor to such Agent in circumstances where a successor for such Agent is required to be appointed pursuant to the Conditions of any Series, the Agent which shall have given notice of resignation shall be entitled to select a leading international bank of recognised good standing and repute acceptable to the Issuer to act as successor Agent and the Issuer shall appoint that bank as the successor Agent.

15.4                        Change of Office: If any Agent changes the address of its specified office it shall give the Issuer and the Fiscal Agent at least 60 days’ notice of the change, giving the new address and the date on which the change is to take effect.

15.5                        Automatic Termination:  The appointment of the Fiscal Agent shall forthwith terminate if the Fiscal Agent becomes incapable of acting, is adjudged bankrupt or insolvent, files a voluntary petition in bankruptcy, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver, administrator or other similar official of all or a substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding-up or dissolution of the Fiscal Agent, a receiver, administrator or other similar official of the Fiscal Agent or all or a substantial part of its property is appointed, a court order is entered approving a petition filed by or against it under applicable bankruptcy or insolvency low, or a public officer takes charge or control of the Fiscal Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation.

15.6                        Delivery of Records:  If the Fiscal Agent resigns or its appointment is terminated, the Fiscal Agent shall on the date on which the resignation or termination takes effect pay to the new Fiscal Agent any amount held by it for payment in respect of the Notes, Receipts or Coupons and the Fiscal Agent shall deliver to the new Fiscal Agent the records kept by it and all documents and forms held by it pursuant to this Agreement.

15.7                        Successor Corporations:  Any legal entity into which any Agent is merged, converted or to which the business of such Agent is transferred or any legal entity resulting from any merger, conversion or transfer of business to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuer, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.  Notice of any such merger, conversion or transfer of business shall forthwith be given by such successor to the Issuer, the other Agents and the Noteholders.

15.8                        Notices:  The Fiscal Agent shall give Noteholders at least 30 days’ notice of any proposed appointment, termination, resignation or change under Clauses 15.1 to 15.4 of which it is aware and, as soon as practicable, notice of any succession under Clause 15.7 of which it is aware.  The Issuer shall give Noteholders, as soon as practicable, notice of any termination under Clause 15.5 of which it is aware.

16           Communications

16.1                        Method:  Each communication under this Agreement shall be made by tax or otherwise in writing.  Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the telex, fax number or address, and marked for the attention of the person (if any), from time to time designated by that party to the Fiscal Agent (or, in the case of the Fiscal Agent, by it to each other party) for the purpose of this Agreement.  The initial telephone number, telex number, fax number, address and person so designated are set out in the Procedures Memorandum.

16.2                        Deemed Receipt:  Any communication form any party to any other under this Agreement shall be effective, (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when good receipt is confirmed by the recipient following enquiry by the sender and (if in writing) when delivered, except that a communication received outside normal business hours shall be deemed to be received on the next business day in the city in which the recipient is located.

17           Notices

17.1                        Publication:  At the request and expense of the Issuer, the Fiscal Agent shall arrange for the publication of all notices to Noteholders (other than those to be published by the Calculation Agent).  Notices to Noteholders shall be published in accordance with the Conditions.

17.2                        Notices from Noteholders:  The Fiscal Agent shall promptly forward to the Issuer any notice received by it from a Noteholder whether electing to exchange a Global Note for Definitive Notes or otherwise.

18           Governing Law and Jurisdiction

18.1                        Governing Law:  This Agreement shall be governed by and construed in accordance with English law.

18.2                        Submission to Jurisdiction:  In relation to any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”), each of the Issuer and the Agents incorporated outside the United Kingdom irrevocably submits to the jurisdiction of the High Court of Justice in England and waives any objection to Proceedings in such court whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.  These submissions are made for the benefit of each of the other parties to this Agreement and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude any of them form taking Proceedings in any other jurisdiction (whether concurrently or not).

18.3                        Process Agent:  The Issuer hereby irrevocably appoints Schneider Electric Limited whose offices at the date hereof are at Braywick House East, Windsor Road, Maidenhead, Berkshire SL6 1DN, as its agent to accept service of process in any Proceedings in England in connection herewith. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer). If for any reason such process agent ceases to be able to act as such or no longer has an address in London, the Issuer irrevocably agrees to appoint a substitute process agent acceptable to the Agents, and to deliver to the Agents a copy of the new agent’s acceptance of that appointment, within 30 days. Nothing shall affect the right to serve process in any other manner permitted by law.

This Agreement has been entered into on the date stated at the beginning.

SCHNEIDER ELECTRIC SA

By:          Antoine GISCARD D’ESTAING

BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH

By:          Nicole GEORGEON

BNP PARIBAS SECURITIES SERVICES

By:          Nicole GEORGEON

Schedule 1

Part A

Form of Temporary Global Note

SCHNEIDER ELECTRIC SA

A French société anonyme à conseil d’administration with issued share capital of [•]

with a term expiring, unless extended, on 1 July 2031

Registered office: 43-45 boulevard Franklin Roosevelt 02500 Rueil-Malmaison

Registered with the Registre du Commerce et des Sociétés de Nanterre on 12 July 1995 under number RCS 542 048 574

Euro Medium Term Note Programme

TEMPORARY GLOBAL NOTE

Temporary Global Note No. [•]

This temporary Global Note is issued in respect of the Notes (the “Notes”) of the Tranche and Series specified in the Second Schedule hereto of Schneider Electric SA (the “Issuer”).

Interpretation and Definitions

References in this temporary Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part B to the amended and restated agency agreement dated 31 August 2004 (as amended or supplemented as at the Issue Date, the “Amended and Restated Agency Agreement”) between the Issuer, BNP Paribas Securities Services, Luxembourg Branch as fiscal agent and the other agents named therein, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Note (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Note shall have the meanings given to them in the Conditions or the Amended and Restated Agency Agreement. If the Second Schedule hereto specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Note is a “C Rules Note”, otherwise this temporary Global Note is a “D Rules Note”.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this temporary Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of Part I of the First Schedule hereto, which shall be completed by or on behalf of the Fiscal Agent upon (i) the issue of Notes represented hereby, (ii) the exchange of the whole or a part of this temporary Global Note for a corresponding interest in a permanent Global Note or, as the case may be, for Definitive Notes, (iii) the redemption or purchase and cancellation of Notes represented hereby, (iv) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes and/or (v) the exchange of interests in this temporary Global Note for direct enforcement rights, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this temporary Global Note, upon presentation and (when no further payment is due in respect of this temporary Global Note) surrender of this temporary Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this temporary Global Note and (unless this temporary Global Note does not bear interest) to pay interest in respect of such aggregate nominal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

Subject as provided in the Conditions applicable to Partly-paid Notes, on or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Note may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Note only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Fiscal Agent for interests in a permanent Global Note or, if so specified in the Second Schedule hereto, for Definitive Notes in an aggregate nominal amount equal to the nominal amount of this temporary Global Note submitted for exchange; provided that, in the case of any part of a D Rules Note submitted for exchange for a permanent Global Note or Definitive Notes, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date.

“Certification” means the presentation to the Fiscal Agent of a certificate or certificates with respect to one or more interests in this temporary Global Note, signed by Euroclear, Clearstream, Luxembourg or Euroclear France, substantially to the effect set out in Schedule 6 to the Amended and Restated Agency Agreement to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 5 to the Amended and Restated Agency Agreement with respect thereto and that no contrary advice as to the contents thereof has been received by Euroclear, Clearstream, Luxembourg or Euroclear France as the case may be.

Upon the whole or a part of this temporary Global Note being exchanged for a permanent Global Note, such permanent Global Note shall be exchangeable in accordance with its terms for Definitive Notes.

The Definitive Notes for which this temporary Global Note or a permanent Global Note may be exchangeable shall be duly executed and authenticated, shall, in the case of Definitive Notes, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this temporary Global Note or the permanent Global Note, as the case may be, shall be security printed and shall be substantially in the form set out in the Schedules to the Amended and Restated Agency Agreement as supplemented and/or modified and/or superseded by the terms of the Second Schedule hereto.

On exchange in full and surrender of this temporary Global Note for Definitive Notes, the Issuer shall, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes. On any exchange of a part of this temporary Global Note for an equivalent interest in a permanent Global Note, or for Definitive Notes the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Fiscal Agent in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

If, for any actual or alleged reason that would not have been applicable had there been no exchange of this temporary Global Note (or part of this temporary Global Note) or in any other circumstances whatsoever, the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this temporary Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons, Receipts or Talons appertaining to them as appropriate). With this exception, upon exchange in full and cancellation of this temporary Global Note for Definitive Notes, this temporary Global Note shall become void.

Benefit of Conditions

Except as otherwise specified herein, this temporary Global Note is subject to the Conditions and, until the whole of this temporary Global Note is exchanged for equivalent interests in a permanent Global Note or for Definitive Notes, the holder of this temporary Global Note shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Note (or the relevant part of it) or the Definitive Notes, as the case may be, for which it may be exchanged as if such permanent Global Note or Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this temporary Global Note that falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Note for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Note or delivery of Definitive Notes, as the case may be, is improperly withheld or refused by or on behalf of the Issuer.

Payment due in respect of a D Rules Note before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Note with respect to which there shall have been Certification dated no earlier than such due date for payment.

Any payments that are made in respect of this temporary Global Note shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Fiscal Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Note represented by this temporary Global Note, the portion of this temporary Global Note representing such Note shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Fiscal Agent in Part I of the First Schedule hereto (such endorsement being prima facie evidence that the payment in question has been made) whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Notes represented by this temporary Global Note, a record of each such payment shall be endorsed by or on behalf of the Fiscal Agent on an additional schedule hereto (such endorsement being prima facie evidence that the payment in question has been made).

Cancellation

Cancellation of any Note represented by this temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Note representing such Note on its presentation to or to the order of the Fiscal Agent for endorsement in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Events of Default

The holder hereof may from time to time exercise the right to declare Notes represented by this temporary Global Note due and payable following an Event of Default in accordance with the Conditions by stating in a notice given to the Fiscal Agent the nominal amount of Notes (which may be less than the outstanding nominal amount hereof) to which such notice relates.

If principal in respect of any Notes is not paid when due (but subject as provided below), the holder of this temporary Global Note may from time to time elect that Direct Rights under the provisions of (and as defined in) the Amended and Restated Deed of Covenant (the “Amended and Restated Deed of Covenant”) executed by the Issuer as of 31 August 2004 (a copy of which is available for inspection at the specified office of the Fiscal Agent and which the Issuer acknowledges to apply to the Notes represented by this temporary Global Note) shall come into effect in respect of a nominal amount of Notes up to the aggregate nominal amount in respect of which such failure to pay principal has occurred. Such election shall be made by notice to the Fiscal Agent and presentation of this temporary Global Note to or to the order of the Fiscal Agent for reduction of the nominal amount of Notes represented by this temporary Global Note by such amount as may be stated in such notice by endorsement in Part I of the First Schedule hereto and a corresponding endorsement in Part II of the First Schedule hereto of such nominal amount of Notes formerly represented hereby as the nominal amount of Notes in respect of which Direct Rights have arisen under the Amended and Restated Deed of Covenant. Upon each such notice being given, this temporary Global Note shall become void to the extent of the nominal amount stated in such notice, save to the extent that the appropriate Direct Rights shall fail to take effect, for whatever reason.

No such election may however be made on or before the Exchange Date unless the holder elects in such notice that the exchange for such Notes shall no longer take place.

Notices

Notices required to be given in respect of the Notes represented by this temporary Global Note may be given by their being delivered (so long as this temporary Global Note is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Note, rather than by publication as required by the Conditions, except that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and, so long as the Notes are listed on the Paris Stock Exchange and the rules of that exchange so require, notices in respect of such Notes shall also be published in a daily newspaper having daily circulation in Paris (which is expected to be La Tribune or Les Echos).

No provision of this temporary Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This temporary Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent.

This temporary Global Note shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this temporary Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

SCHNEIDER ELECTRIC SA

By:

Certificate of Authentication

This temporary Global Note is authenticated

by or on behalf of the Fiscal Agent.

BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH

as Fiscal Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The First Schedule

Part I

Nominal Amount of Notes Represented by this Temporary Global Note

The following (i) issue of Notes initially represented by this temporary Global Note, (ii) exchanges of the whole or a part of this temporary Global Note for interests in a permanent Global Note, for Definitive Notes, or for Direct Rights under the Amended and Restated Deed of Covenant and/or (iii) cancellations or forfeitures of interests in this temporary Global Note have been made, resulting in the nominal amount of this temporary Global Note specified in the latest entry in the fourth column below:

Date	Amount of	Reason for	Nominal	Notation made
	decrease in	decrease in	amount of this	by or on behalf
	nominal	nominal	temporary	of the Fiscal
	amount of this	amount of this	Global Note on	Agent
	temporary	temporary	issue or
	Global Note	Global Note	following such
		(exchange,	decrease
cancellation or
forfeiture)

Issue Date	Not applicable	Not applicable

Part II

Direct Rights

The nominal amount of Notes in respect of which Direct Rights have arisen under the Amended and Restated Deed of Covenant is shown by the latest entry in the third column below:

Date	Amount of decrease	Initial nominal	Notation by or on
	in nominal amount	amount and	behalf of the Fiscal
	of Notes in respect	nominal amount	Agent (other than in
	of which Direct	following such	respect of initial
	Rights have arisen	increase	nominal amount)

Issue Date	Not applicable	Zero	Not applicable

The Second Schedule

[INSERT THE PROVISIONS OF THE RELEVANT PRICING SUPPLEMENT THAT RELATE TO THE CONDITIONS OR THE GLOBAL NOTES AS THE SECOND SCHEDULE]

Schedule 1

Part B

Form of Permanent Global Note

SCHNEIDER ELECTRIC SA

A French société anonyme à conseil d’administration with issued share capital of [•]

with a term expiring, unless extended, on 1 July 2031

Registered office: 43-45 boulevard Franklin Roosevelt 92500 Rueil-Malmaison

Registered with the Registre du Commerce et des Sociétés de Nanterre on 12 July 1995 under number RCS 542 048 574

Euro Medium Term Note Programme

PERMANENT GLOBAL NOTE

Permanent Global Note No. [•]

This permanent Global Note is issued in respect of the Notes (the “Notes”) of the Tranche(s) and Series specified in the Third Schedule hereto of Schneider Electric SA (the “Issuer”).

Interpretation and Definitions

References in this permanent Global Note to the “Conditions” are to the Terms and Conditions applicable to the Notes (which are in the form set out in Schedule 2 Part B to the amended and restated agency agreement dated 31 August 2004 (as amended or supplemented as at the Issue Date, the “Amended and Restated Agency Agreement”), between the Issuer, BNP Paribas Securities Services, Luxembourg Branch as fiscal agent and the other agents named therein, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Note (including the supplemental definitions and any modifications or additions set out in the Third Schedule hereto), which in the event of any conflict shall prevail).  Other capitalised terms used in this permanent Global Note shall have the meanings given to them in the Conditions or the Amended and Restated Agency Agreement.

Aggregate Nominal Amount

The aggregate nominal amount from time to time of this permanent Global Note shall be an amount equal to the aggregate nominal amount of the Notes as shall be shown by the latest entry in the fourth column of Part 1 of the First Schedule hereto, which shall be completed by or on behalf of the Fiscal Agent upon (i) the exchange of the whole or a part of the temporary Global Note initially representing the Notes for a corresponding interest herein (in the case of Notes represented by a temporary Global Note upon issue), (ii) the issue of the Notes represented hereby (in the case of Notes represented by this permanent Global Note upon issue), (iii) the exchange of the whole or, where the limited circumstances so permit, a part of this permanent Global Note for Definitive Notes, (iv) the redemption or purchase and cancellation of Notes represented hereby, (v) in the case of Partly Paid Notes, the forfeiture of Notes represented hereby in accordance with the Conditions relating to such Partly Paid Notes and/or (vi) the exchange of interests in this permanent Global Note for direct enforcement rights, all as described below.

Promise to Pay

Subject as provided herein, the Issuer, for value received, promises to pay to the bearer of this permanent Global Note upon presentation and (when no further payment is due in respect of this permanent Global Note) surrender of this permanent Global Note, on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Notes represented by this permanent Global Note and (unless this permanent Global Note does not bear interest) to pay interest in respect of such aggregate nominal amount of Notes from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

Exchange

This permanent Global Note is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not, except as provided in the next paragraph, in part for the Definitive Notes:

1                                         by the Issuer giving notice to the Fiscal Agent and the Noteholders of its intention to effect such exchange, unless principal in respect of any Notes is not paid when due

2                                         if the Third Schedule hereto provides that this permanent Global Note is exchangeable for Definitive Notes at the request of the holder by such holder giving notice to the Fiscal Agent of its election for such exchange

3                                         otherwise, (1) if this permanent Global Note is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) if principal in respect of any Notes is not paid when due, by the holder giving notice to the Fiscal Agent of its election for such exchange.

This permanent Global Note is exchangeable in part (provided, however, if this permanent Global Note is held by or on behalf of Euroclear, Clearstream, Luxembourg and/or an Alternative Clearing System, that Euroclear, Clearstream, Luxembourg and/or such Alternative Clearing System, as the case may be, so permit) (i) if principal in respect of any Notes is not paid when due or (ii) if so provided, and in accordance with, the Conditions relating to Partly Paid Notes.

“Exchange Date” means a day falling not less than 60 days or, in the case of exchange following failure to pay principal in respect of any Notes when due, 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Fiscal Agent is located and, except in the case of exchange pursuant to 3 (1) above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located.

Subject as provided in the Conditions applicable to Partly Paid Notes, any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Note surrendering this permanent Global Note or, in the case of a partial exchange, presenting it for endorsement to or to the order of the Fiscal Agent. In exchange for this permanent Global Note, or part thereof to be exchanged, the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Notes in an aggregate nominal amount equal to the nominal amount of this permanent Global Note submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest, and all Receipts in respect of Instalment Amounts, that have not already been paid on this permanent Global Note), security printed and substantially in the form set out in Schedule 2 to the Amended and Restated Agency Agreement as supplemented and/or modified and/or superseded by the terms of the Third Schedule hereto.

On exchange in full and surrender of this permanent Global Note, the Issuer shall, if the holder so requests, procure that it is cancelled and returned to the holder together with the relevant Definitive Notes.  On any exchange of a part of this permanent Global Note the portion of the nominal amount hereof so exchanged shall be endorsed by or on behalf of the Fiscal Agent in Part I of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

If, for any actual or alleged reason that would not have been applicable had there been no exchange of this permanent Global Note (or part of this permanent Global Note) or in any other circumstances whatsoever, the issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes, then any right or remedy relating in any way to the obligations under any Definitive Notes, then any right or remedy relating in any way to the obligation(s) in question may be exercised or pursued on the basis of this permanent Global Note despite its stated cancellation after its exchange in full, as an alternative, or in addition, to the Definitive Notes (or the Coupons, Receipts or Talons appertaining to them, as appropriate).  With this exception, upon exchange in full and cancellation of this permanent Global Note for Definitive Notes, this permanent Global Note shall become void.

Benefit of Conditions

Except as otherwise specified herein, this permanent Global Note is subject to the Conditions and, until the whole of this permanent Global Note is exchanged for Definitive Notes, the holder of this permanent Global Note shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Notes for which it may be exchanged and as if such Definitive Notes had been issued on the Issue Date.

Payments

No person shall be entitled to receive any payment in respect of the Notes represented by this permanent Global Note that falls due after an Exchange Date for such Notes, unless upon due presentation of this permanent Global Note for exchange, delivery of Definitive Notes is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Notes.

Payments in respect of this permanent Global Note shall be made to its holder against presentation and (if no further payment fails to be made on it) surrender of it at the specified office of the Fiscal Agent or of any other Paying Agent provided for in the Conditions.  A record of each such payment shall be endorsed on the First or Second Schedule hereto, as appropriate, by the Fiscal Agent or by the relevant Paying Agent, for and on behalf of the Fiscal Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made.

Prescription

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

Meetings

The holder of this permanent Global Note shall (unless this permanent Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders and, at any such meeting, as having one vote in respect of each nominal amount of Notes equal to the minimum Specified Denomination of the Notes for which this permanent Global Note may be exchanged.

Cancellation

Cancellation of any Note represented by this permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Note representing such Note on its presentation to or to the order of the Fiscal Agent for endorsement in Part 1 of the First Schedule hereto, whereupon the nominal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

Purchase

Notes may only be purchased by the Issuer or any of its subsidiaries if they are purchased together with the right to receive all future payments of interest and Instalment Amounts (if any) thereon.

Issuer’s Options

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Noteholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required.

Noteholders’ Options

Any option of the Noteholders provided for in the Conditions may be exercised by the holder of this permanent Global Note giving notice to the Fiscal Agent within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Notes in respect of which the option has been exercised, and stating the nominal amount of Notes in respect of which the option is exercised and at the same time presenting this permanent Global Note to the Fiscal Agent, or to a Paying Agent acting on behalf of the Fiscal Agent, for notation accordingly in the Fourth Schedule hereto.

Events of Default

The holder hereof may from time to time exercise the right to declare Notes represented by this permanent Global Note due and payable following an Event of Default in accordance with the Conditions by stating in a notice given to the Fiscal Agent the nominal amount of Notes (which may be less than the outstanding nominal amount hereof) to which such notice relates.

If principal in respect of any Notes is not paid when due (but subject as provided below), the holder of this permanent Global Note may from time to time elect that Direct Rights under the provisions of (and as defined in) the Amended and Restated Deed of Covenant (as amended or restated as at the Issue Date, the “Amended and Restated Deed of Covenant”) executed by the Issuer as of 31 August 2004 (a copy of which is available for inspection at the specified office of the Fiscal Agent and which each of the Issuer acknowledges to apply to the Notes represented by this permanent Global Note) shall come into effect in respect of a nominal amount of Notes up to the aggregate nominal amount in respect of which such failure to pay principal has occurred.  Such election shall be made by notice to the Fiscal Agent and presentation of this permanent Global Note to or to the order of the Fiscal Agent for reduction of the nominal amount of Notes represented by this permanent Global Note by such amount as may be stated in such notice by endorsement in Part I of the First Schedule hereto and a corresponding endorsement in Part II of the First Schedule hereto of such nominal amount of Notes formerly represented hereby as the nominal amount of Notes in respect of which Direct Rights have arisen under the Amended and Restated Deed of Covenant.  Upon each such notice being given, this permanent Global Note shall become void to the extent of the nominal amount stated in such notice, save to the extent that the appropriate Direct Rights shall fail to take effect, for whatever reason.

No such election may however be made on or before an Exchange Date unless the holder elects; in such notice that the exchange for such Notes shall no longer take place.

Notices

Notices required to be given in respect of the Notes represented by this permanent Global Note may be given by their being delivered (so long as this permanent Global Note is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Note, rather than by publication as required by the Conditions, except that so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and so long as the Notes are listed on the Paris Stock Exchange and the rules of that exchange so require, notices in respect of such Notes shall also be published in a daily newspaper having circulation in Paris (which is expected to be La Tribune or Les Echos).

Negotiability

This permanent Global Note is a bearer document and negotiable and accordingly:

1                                         is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining hereto and to bind the transferee with all obligations appertaining hereto pursuant to the Conditions

2                                         the holder of this permanent Global Note is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Notes and the Issuer has waived against such holder and any previous holder of this permanent Global Note all rights of set-off or counterclaim that would or might otherwise be available to it in respect of the obligations evidenced by this Global Note and

4                                         payment upon due presentation of this permanent Global Note as provided herein shall operate as a good discharge against such holder and all previous holders of this permanent Global Note.

No provisions of this permanent Global Note shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Notes when due in accordance with the Conditions.

This permanent Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent.

This permanent Global Notes shall be governed by and construed in accordance with English law.

In witness whereof the Issuer has caused this permanent Global Note to be duly signed on its behalf.

Dated as of the Issue Date.

SCHNEIDER ELECTRIC SA

By:

Certificate of Authentication

This permanent Global Note is authenticated

by or on behalf of the Fiscal Agent.

BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH

as Fiscal Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

The First Schedule

Part I

Nominal Amount of Notes Represented by this Permanent Global Note

The following (i) issues of Notes initially represented by this permanent Global Note, (ii) exchanges of interests in a temporary Global Note for interests in this permanent Global Note, (iii) exchanges of the whole or a part of this permanent Global Note for Definitive Notes, or for Direct Rights under the Amended and Restated Deed of Covenant, (iv) cancellations or forfeitures of interests in this permanent Global Note and/or (v) payments of amounts payable upon redemption in respect of this permanent Global Note have been made, resulting in the nominal amount of this permanent Global Note specified in the latest entry in the fourth column:

Date	Amount of increase/decrease in nominal amount of this permanent Global Note	Reason for increase/decrease in nominal amount of this permanent Global Note (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made)	Nominal Amount of this permanent Global Note following such increase/decrease	Notation made by or on behalf of the Fiscal Agent

Part II

Direct Rights

The nominal amount of Notes in respect of which Direct Rights have arisen under the Amended and Restated Deed of Covenant is shown by the latest entry in the third column below:

Date	Amount of increase in nominal amount of Notes in respect of which Direct Rights have arisen	Initial nominal amount and nominal amount following such increase	Notation by or on behalf of the Fiscal Agent (other than in respect of initial nominal amount)

Issue Date	Not applicable	zero	Not applicable

The Second Schedule

Payments Of Interest

The following payments of interest or Interest Amount in respect of this Permanent Global Note have been made:

Due date of payment	Date of payment	Amount of interest	Notation made by or on behalf of the Fiscal Agent

The Third Schedule

[INSERT THE PROVISIONS OF THE RELEVANT PRICING SUPPLEMENT THAT RELATE TO THE CONDITIONS OR THE GLOBAL NOTES]

The Fourth Schedule

Exercise of Noteholders’ Option

The following exercises of the option of the Noteholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Note:

Date of exercise	Nominal Amount of this permanent Global Note in respect of which exercise is made	Date on which exercise of such option is effective	Notation made by or on behalf of the Fiscal Agent

Schedule 2
Part A
Form of Note

On the front:

[Denomination]                    [ISIN]                                     [Series]                   [Certif. No.]

SCHNEIDER ELECTRIC SA

A French sociétés anonyme a conseil d’administration with issued share capital of [●]

with a term expiring, unless extended, on 1 July 2031

Registered office: 43-45 boulevard Franklin Roosevelt 92500 Rueil-Malmaison

Registered with the Registre du Commerce et des Sociétés de Nanterre on 12 July 1995 under number RCS 542 048 574

Euro Medium Term Note Programme

Series No. [●]

[Title of issue]

This Note forms one of the Series of Notes referred to above (the “Notes”) of Schneider Electric SA (the “Issuer”) designated as specified in the title hereof. The Notes are subject to the Terms and Conditions (the “Conditions”) endorsed hereon. Expressions defined in the Conditions have the same meanings in this Note.

The Issuer for value received promises to pay to the bearer of this Note, on presentation and (when no further payment is due in respect of this Note) surrender of this Note on the Maturity Date (or on such earlier date as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Note does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

This Note shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Fiscal Agent.

In witness whereof the Issuer has caused this Note to be signed on its behalf.

Dated as of the Issue Date.

SCHNEIDER ELECTRIC SA

By:

Certificate of Authentication

This Note is authenticated

by or on behalf of the Fiscal Agent.

BNP PARIBAS SECURITIES SERVICES, LUXEMBOURG BRANCH

as Fiscal Agent

By:

Authorised Signatory

For the purposes of authentication only.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

On the back:

Terms and Conditions of the Notes

[The terms and Conditions that are set out in Schedule 2 Part B to the Amended and Restated Agency Agreement as amended by and incorporating any additional provisions forming part of such Terms and Conditions and set out in the relevant Pricing Supplement will be set out here]

FISCAL AGENT, PAYING AGENT

AND CALCULATION AGENT

BNP Paribas Securities Services, Luxembourg Branch

23, avenue de la Porte-Neuve

L-2085 Luxembourg

PAYING AGENT

BNP Paribas Securities Services

Les Collines de l’Arche

F-92057 La Defense

Schedule 2

Part B

Terms and Conditions

The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of the relevant Pricing Supplement, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series.  Either (i) the full text of these terms and conditions together with the relevant provisions of the Pricing Supplement or (ii) these terms and conditions together with the relevant provisions of the Pricing Supplement or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Bearer Notes All capitalised terms that are not defined in these Conditions will have the meanings given to them in the relevant Pricing Supplement.  These definitions will be endorsed on the definitive Notes, as the case may be, References in these Conditions to “Notes” are to the Notes of one Series only, not to all Notes that may be issued under the Programme.

The Notes are issued pursuant to an Amended and Restated Agency Agreement (as amended or supplemented as at the Issue Date, the “Agency Agreement”) dated 31st August, 2004 between Schneider Electric SA (the “Issuer”).  BNP Paribas Securities Services, Luxembourg Branch as fiscal agent and the other agents named in it and with the benefit of an Amended and Restated Deed of Covenant (as amended or supplemented as at the Issue Date, the “Deed of Covenant”) dated 31st August, 2004 executed by the Issuer in relation to the Notes.  The fiscal agent, the paying agents, and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Fiscal Agent”, the “Paying Agents” (which expression shall include the Fiscal Agent), and the “Calculation Agent(s)”.  The Noteholders (as defined below), the holders of the interest coupons (the “Coupons”) relating to interest bearing Notes in bearer form and, where applicable in the case of such Notes, talons for further Coupons (the “Talons”) (the “Couponholders”) and the holders of the receipts for the payment of instalments of principal (the “Receipts”) relating to Notes of which the principal is payable in instalments are deemed to have notice of all of the provisions of the Agency Agreement applicable to them.

Copies of the Agency Agreement and the Deed of Covenant are available for inspection at the specified offices of each of the Paying Agents

1              Form, Denomination and Title

(a)           Form and Denomination: The Notes are issued in bearer form (“Bearer Notes”) in the Specified Denomination(s) shown hereon.

This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, an Index Linked Redemption Note, an Instalment Note, a Dual Currency Note or a Partly Paid Note, a combination of any of the foregoing or any other kind of Note, depending upon the Interest and Redemption/Payment Basis shown hereon.

Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Notes in which case references to interest (other than in relation to interest due after the Maturity Date).  Coupons and Talons in these Conditions are not applicable.  Instalment Notes are issued with one or more Receipts attached.

(b)           Title: Title to the Notes and the Receipts, Coupons and Talons shall pass by delivery. Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Receipt, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes, whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it or its theft or loss and no person shall be liable for so treating the holder.

In these Conditions, “Noteholder” means the bearer of any Note and the Receipts relating to it, “holder” (in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Note, Receipt, Coupon or Talon and capitalised terms have the meanings given to them hereon, the absence of any such meaning indicating that such term is not applicable to the Notes.

(c)           Redenomination: The Issuer may (if so specified hereon) without the consent of the holder of any Note, Receipt, Coupon or Talon, redenominate all, but not some only, of the Notes of any Series on or after the date on which the Member State of the European Union in whose national currency such Notes are denominated has become a participant member in the third stage of the European economic and monetary union (“EMU”) all as more fully provided in the relevant Pricing Supplement.

2              Status

(a)           Status of Unsubordinated Notes: Unsubordinated Notes (being those Notes the status of which the applicable Pricing Supplement specifies as being Unsubordinated Notes) and the Receipts and Coupons relating to them constitute direct, unconditional, unsubordinated and (subject to Condition 3) unsecured obligations of the Issuer and rank and will rank pari passu and without any preference among themselves and (subject to such exceptions as are from time to time mandatory under French law), equally and rateably with all other present or future unsecured and unsubordinated obligations of the Issuer.

(b)           Status of Subordinated Notes:

(i)            Subordinated Notes (being those Notes the status of which the applicable Pricing Supplement specifies as being Subordinated Notes) and, if the applicable Pricing Supplement specifies that the payment obligations under the Coupons are subordinated, the Coupons relating to them, constitute direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu and rateably without any preference among themselves together with all other unsecured subordinated obligations of the Issuer with the exception of the préts participatifs granted to, and titres participatifs issued by, the Issuer.  If any judgment is rendered by any competent court declaring the judicial liquidation (liquidation judiciarie) of the Issuer or, following an order of redressemend judicaire, the sale of the whole business (cession totale de I’entreprise) of the Issuer, or if the Issuer is liquidated for any other reason, the payment obligations of the Issuer under the Subordinated Notes and the Receipts and, if the applicable Pricing Supplement so specifies, the Coupons relating to them shall be subordinated to such payment in full of the unsubordinated creditors of the Issuer and, subject to such payment in full, the holders of the Subordinated Notes and the holders of the Receipts and, if the applicable Pricing Supplement specifies that the payment obligations of the Issuer under the Coupons are subordinated of the Coupons relating to them will be paid in priority to any préts participatifs granted to, and any titres participatifs issued by, the Issuer.

(ii)           In the event of incomplete payment of unsubordinated creditors on the liquidation judiciarie of the Issuer, the obligations of the Issuer in connection with the Subordinated Notes and the Receipts and, if the applicable Pricing Supplement specifies that the payment obligations of the Issuer under the Coupons are subordinated, the Coupons, will be terminated by operation of law.

(iii)          The applicable Pricing Supplement may contain other provisions relating to Subordinated Notes.

3.             Negative Pledge

So long as any of the Unsubordinated Notes, Receipts or Coupons relating to them remain outstanding (as defined in the Agency Agreement), the Issuer will not, and will ensure that none of its Principal Subsidiaries (as defined below) will, create or permit to subsist any mortgage, lien, charge, pledge or other form of security interest (súreté réelle) (“Security”) upon any of their respective assets or revenues, present or future, to secure (i) any Relevant Debt (as defined below) or (ii) any guarantee or indemnity in respect of any Relevant Debt unless, at the same time or prior thereto, the Issuer’s obligations under the Notes are equally and rateably secured therewith, except for any Security created by the Issuer over any equity share capital acquired by the Issuer in any company resulting in that company becoming a majority-owned subsidiary of the Issuer after the issue of the Notes for the sole purpose of financing that acquisition and securing principal moneys not exceeding the cost of that acquisition.

For the purposes of this Condition:

(i)            “Principal Subsidiary” means at any relevant time a Subsidiary of the Issuer:

(a)           whose net operating income is at least 10 per cent.of the consolidated net operating income of the Issuer and its consolidated subsidiaries (the “Consolidated Group”) or whose total assets amount to at least 10 per cent of the total consolidated assets of the Consolidated Group, in each case calculated by reference to the latest audited consolidated accounts of the Issuer.

(b)           to which is transferred all or substantially all the assets and undertakings of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary.

(ii)           “Relevant Debt” means any present or future indebtedness for borrowed money in the form of, or represented by, bonds (obligations) which are for the time being, or are capable of being, quoted, listed or ordinary dealt in on any stock exchange, over-the-counter market or other securities market.

(iii)          “Subsidiary” means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) as defined in article L. 233-1 of the French Code de commerce (the “Code”) or any other person or entity controlling directly or indirectly such person or entity within the meaning of article L. 233-3 of the Code.

4.             Interest and Other Calculations

(a)           Interest on Fixed Rate Notes: Each Fixed Rate Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date.

If a Fixed Coupon Amount or a Broken Amount is specified hereon, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount or, if applicable, the Broken Amount so specified and in the case of the Broken Amount will be payable on the particular Interest Payment Date(s) specified hereon.

(b)           Interest on Floating Rate Notes and Index Linked Interest Notes:

(i)           Interest Payment Dates: Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date.  Such Interest Payment Date(s) is/are either shown hereon as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are shown hereon, Interest Payment Date shall mean each date which falls the number of months or other period shown hereon as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

(ii)          Business Day Convention: If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is:

(A)          the Floating Rate Business Day Convention or “FRN Convention”, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment.

(B)           the following Business Day Convention, such date shall be postponed to the next day that is a Business day.

(C)           the Modified Following Business Day Convention, such date shall be postponed to the next day that is Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or

(D)          the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(iii)          Rate of Interest for Floating Rate Notes: The Rate of Interest in respect of Floating Rate Notes for each Interest Accrual Period shall be determined in the manner specified hereon and the provisions below relating to either ISDA Determination or Screen Rate Determination shall apply, depending upon which is specified hereon.

(A)          ISDA Determination for Floating Rate Notes

Whether ISDA Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate plus or minus (as indicated hereon) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate that would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(x)            the Floating Rate Option is as specified hereon

(y)           the Designated Maturity is a period specified hereon and

(z)            the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified hereon.

For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions.

(B)           Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified hereon as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of such Interest Accrual Period in accordance with the following:

(x)            if the Primary Source for Floating Rate is a Page, subject as provided below, the Rate of Interest shall be:

(i)            the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by one entity) or

(ii)           the arithmetic mean of the Relevant Rates of the persons whose Relevant Rates appear on that Page,

in each case appearing on such Page at the Relevant Time on the Interest Determination Date:

(y)           if the Primary Source for the Floating Rate is Reference Banks or if sub-paragraph (x) (I) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (x)(II) applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Rate of Interest shall be arithmetic mean of the Relevant Rates that each of the Reference Banks (as defined below) is quoting to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent; and

(z)            if paragraph (y) above applies and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Rate of Interest shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Specified Currency that at least two out of five leading banks selected by the Calculation Agent in the principal financial centre of the country of the Specified Currency or, if the Specified Currency is Euro, in the Euro-zone as selected by the Calculation Agent (the “Principal Financial Centre”) are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration

(i)      to leading banks carrying on business in Europe, or (if the Calculation Agent determines that fewer than two of such banks are   quoting to leading banks in Europe (ii) to leading banks carrying   business in the Principal Financial Centre; except that, if fewer than two of such banks are so quoting to leading banks in the Principal Financial Centre, the Rate of Interest shall be the Rate of Interest determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Rate of Interest applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period).

(iv)          Rate of Interest for Index Linked Interest Notes: The Rate of Interest in respect of Index Linked Interest Notes for each Interest Accrual Period shall be determined in the manner specified hereon and interest will accrue by reference to an Index or Formula as specified hereon.

(c)           Zero Coupon Notes: Where a Note the Interest Basis of which is specified to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Note. As from the Maturity Date, the Rate of Interest for any overdue principal of such a Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 5(b) (i)).

(d)           Dual Currency Notes: In the case of Dual Currency Notes, if the rate or amount of interest fails to be determined by reference to a Rate of Exchange or a method of calculating Rate of Exchange, the rate or amount of interest payable shall be determined in the manner specified hereon.

(e)           Partly Paid Notes: In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified hereon.

(f)            Accrual of Interest: Interest shall cease to accrue on each Note on the due date for redemption unless, upon the presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 4 to the Relevant Date (as defined in Condition 7).

(g)           Margin, Maximum/Minimum Rates of Interest, Instalment Amounts and Redemption Amounts, Rate Multipliers and Roundings:

(i)            If any Margin or Rate Multiplier is specified hereon (either (x) generally, or (y) in relation to one of more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with (b) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin or multiplying by such Rate Multiplier, subject always to the next paragraph.

(ii)           If any Maximum or Minimum Rate of Interest, Instalment Amount or Redemption Amount is specified hereon, then any Rate of Interest, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

(iii)          For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of Yen, which shall be rounded down to the nearest Yen. For these purposes, “unit” means the lowest amount of such currency that is available as legal tender in the countries of such currency.

(h)           Calculations: The amount of interest payable is respect of any Note for any period shall be calculated by multiplying the product of the Rate of Interest and the outstanding nominal amount of such Note by the Day Count Fraction, unless an Interest Amount (or a formula for its calculation) is specified in respect of such period, in which case the amount of interest payable in respect of such Note for such period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable in respect of such Interest Period shall be the sum of the amounts of interest payable in respect of each of those Interest Accrual Periods.

(i)            Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts and Instalment Amounts: As soon as practicable after the relevant time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, it shall determine such rate and calculate the Interest Amounts in respect of each Specified Denomination of the Notes for the relevant Interest Accrual Period, calculate the Final Redemption Amount, Early Redemption Amount, Optional Redemption Amount or Instalment Amount, obtain such quotation or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount. Optional Redemption Amount or any Instalment Amount to be notified to the Fiscal Agent, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the second Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 4(b)(ii), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Notes become due and payable under Condition 9, the accrued interest and the Rate of Interest payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(j)            Definitions: In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

“Business Day” means:

(i)            in the case of currency other than Euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency and/or

(ii)           in the case of Euro, a day on which the TARGET system is operating (a “TARGET Business Day”) and/or

(iii)          in the case of a currency and/or one or more Business Centres, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency in the Business Centre(s) or, if no currency is indicated, generally in each of the Business Centres.

“Day Count Fraction” means, in respect of the calculation of an amount of interest on any Note for any period of time (whether or not constituting an Interest Period, the “Calculation Period”):

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means the amount of interest payable, and in the case of Fixed Rate Notes, means the Fixed Coupon Amounts or Broken Amount, as the case may be.

“Interest Commencement Date” means the Issue Date or such other date as may be specified hereon.1

“Interest Commencement Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor Euro or (iii) the day falling two TARGET Business Days prior to the final day of such Interest Accrual Period if the Specified Currency is Euro

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Interest Period Date:” means each Interest Payment Date unless otherwise specified hereon.

“ISDA Definitions” means the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified hereon.

“Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, Reuters Markets 3000 (“Reuters”) and Moneyline Telerate (“Telerate”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organization providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon.

“Reference Banks” means the institutions specified as such hereon or, if none, four major banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the Benchmark (which, if EURIBOR is the relevant Benchmark, shall be the Euro-zone).

“Relevant Financial Centre” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the financial centre as may be specified as such hereon or, if none is so specified, the financial centre with which the relevant Benchmark is most closely connected (which, in the case of EURIBOR, shall be the Euro-zone) or, if none is so connected, London.

“Relevant Rate” means the Benchmark for a Representative Amount of the Specified Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

“Relative Time” means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified hereon or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Specified Currency in the interbank market in the Relevant Financial Centre or, if no such customary local time exists, 11.00 hours in the Relevant Financial Centre and, for the purpose of this definition, “local time” means, with respect to Europe and Euro-zone as a Relevant Financial Centre, Brussels Time.

(i)            if “Actual/365” or “Actual/Actual - ISDA” is specified hereon, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365).

(ii)           if “Actual/365 (Fixed)” is specified hereon, the actual number of days in the Calculation Period divided by 365.

(iii)          if “Actual/360” is specified hereon, the actual number of days in the Calculation Period divided by 360.

(iv)          if “30/360”, “360/360” or “Bond Basis” is specified hereon, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)).

(v)           if “30E/360” or “Eurobond Basis” is specified hereon, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month) and

(vi)          if “Actual/Actual ISMA” is specified hereon:

(a)           If the Calculation Period is equal to or shorter than the Determination Period during which it falls, the number of days in the Calculation Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determinations Periods normally ending in any year; and

(b)           if the Calculation Period is longer than one Determination Period, the sum of:

(x)            the number of days in such Calculation Period falling in the next Determination Period in which it begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year

(y)           the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Periods normally ending in any year

“Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date.

“Determination Date” means the date specified herein or, if none is so specified, the Interest Payment Date.

“Effective Date” means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such hereon or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

“Euro-zone” means the region comprised of member states of the European Union that adopt or have adopted the single currency in accordance with the Treaty establishing the European Community as amended.

“Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

“Interest Amount” means the amount of interest payable, and in the case of Fixed Rate Notes, means the Fixed Coupon Amount or Broken Amount, as the case may be.

“Interest Commencement Date” means the Issue Date or such other date as may be specified hereon.

“Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such hereon or, if none is so specified, (i) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (ii) the day falling two Business Days in London for the Specified Currency prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor Euro or (iii) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is Euro.

“Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

“Interest Period Date” means each Interest Payment Date unless otherwise specified hereon.

“ISDA Definitions” means the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., unless otherwise specified hereon.

“Page” means such page, section, caption, column or other part of a particular information service (including, but not limited to, Reuters Markets 3000 (“Reuters”) and Moneyline Telerate (“Telerate”)) as may be specified for the purpose of providing a Relevant Rate, or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case as may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

“Rate of Interest” means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions hereon.

“Reference Banks” means the institutions specified as such hereon or, if none, four major banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the Benchmark (which, if EURIBOR is the relevant Benchmark, shall be the Euro-zone).

“Relevant Financial Centre” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the financial centre as may be specified as such hereon or, if none is so specified, the financial centre with which the relevant Benchmark is most closely connected (which, in the case of EURIBOR, shall be the Euro-zone) or, if none is so connected, London.

“Relevant Rate” means the Benchmark for a Representative Amount of the Specified Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

“Relevant Time” means, with respect to any Interest Determination Date, the local time in the Relevant Financial Centre specified hereon or, if no time is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Specified Currency in the interbank market in the Relevant Financial Centre or, if no such customary local time exists, 11.00 hours in the Relevant Financial Centre and, for the purpose of this definition, “local time” means, with respect to Europe and the Euro-zone as a Relevant Financial Centre, Brussels Time

“Representative Amount” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the amount specified as such hereon, or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

“Specified Currency” means the currency specified as such hereon or, if none is specified, the currency in which the Notes are denominated.

“Specified Duration” means, with respect to any Floating Rate to be determined in accordance with a Screen Rate Determination on an Interest Determination Date, the duration specified hereon or, if none is specified, a period of time equal to the relative Interest Accrual Period, ignoring any adjustment pursuant to Condition 4(b)(ii).

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto.

(k)           Calculation Agent and Reference Banks:  The Issuer shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre and one or more Calculation Agents if provision is made for them hereon and for so long as any Note is outstanding (as defined in the Agency Agreement).  If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as Reference Bank, then the Issuer shall appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place.  The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid and notice of any such change of Calculation Agent shall promptly be given to the Noteholders in accordance with Condition 13 below.

5              Redemption, Purchase and Options

(a)           Redemption by Instalments and Final Redemption:

(i)            Unless previously redeemed, purchased and cancelled as provided in this Condition 5 or the relevant Instalment Date (being one of the dates so specified hereon) is extended pursuant to any Issuer’s or Noteholder’s option in accordance with Condition 5(d) or 5(e), each Note that provides for Instalment Dates and Instalment Amount specified hereon.  The outstanding nominal amount of each such Note shall be reduced by the Instalment Amounts (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

(ii)           Unless previously redeemed, purchased and cancelled as provided below or its maturity is extended pursuant to any Issuer’s or Noteholder’s option in accordance with Condition 5(d) or 5(e), each Note shall be finally redeemed on the Maturity Date specified hereon at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) or, in the case of a Note falling within paragraph (i) above, its final Instalment Amount.

(b)           Early Redemption:

(i)            Zero Coupon Notes:

(A)          The Early Redemption Amount payable in respect of any Zero Coupon Note, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 5(c) or upon it becoming due and payable as provided in Condition 9 shall be the Amortised Face Amount (calculated as provided below) of such Note unless otherwise specified hereon.

(B)           Subject to the provisions of sub-paragraph (C) below, the Amortised Face Amount of any such Note shall be the scheduled Final Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown hereon, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually.

(C)           If the Early Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 5(c) or upon it becoming due and payable as provided in Condition 9 is not paid when due, the Early Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in sub-paragraph (B) above, except that such sub-paragraph shall have effect as though the date on which the Note becomes due and payable were the Relevant Date.  The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgement) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 4(c).

Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction shown hereon.

(ii)           Other Notes:  The Early Redemption Amount payable in respect of any Note (other than Notes described in (i) above), upon redemption of such Note pursuant to Condition 5(c) or upon it becoming due and payable as provided in Condition 9, shall be the Final Redemption Amount unless otherwise specified hereon.

(c)           Redemption for Taxation Reasons:

(i)            If, by reason of any change in French law, or any change in the official application or interpretation of such law, becoming effective after the Issue Date, the Issuer would on the occasion of the next payment of principal or interest due in respect of the Notes, not be able to make such payment without having to pay additional amounts as specified under Condition 7 below the Issuer may, at its option, on any Interest Payment Date or, if so specified hereon, at any time, subject to having given not more than 45 nor less than 30 days’ prior notice to the Noteholders (which notice shall be irrevocable), in accordance with Condition 13 redeem all, but not some only, of the Notes at their Redemption Amount together with, unless otherwise specified in the Pricing Supplement, any interest accrued to the date set for redemption provided that the due date for redemption of which notice hereunder may be given shall be no earlier than the latest practicable date on which the Issuer could make payment of principal and interest without withholding for French taxes.

(ii)           If the Issuer would on the next payment of principal or interest in respect of the Notes be prevented by French law from making payment to the Noteholders or Couponholders of the full amount then due and payable, notwithstanding the undertaking to pay additional amounts contained in Condition 7 below, then the

Issuer shall forthwith give notice of such fact to the Fiscal Agent and the Issuer shall upon giving not less than seven days’ prior notice to the Noteholders in accordance with Condition 13, redeem all, but not some only, of the Notes then outstanding at their Redemption Amount together with, unless otherwise specified in the Pricing Supplement, any interest accrued to the date set for redemption on (A) the latest practicable Interest Payment Date on which the Issuer could make payment of the full amount then due and payable in respect of the Notes, provided that if such notice would expire after such Interest Payment Date the date for redemption pursuant to such notice of Noteholders shall be the later of (i) the latest practicable date on which the Issuer could make payment of the full amount then due and payable in respect of the Notes and (ii) 14 days after giving notice to the Fiscal Agent as aforesaid or (B) if so specified on this Note, at any time, provided that the due date for redemption of which notice hereunder shall be given shall be the latest practicable date at which the Issuer could make payment of the full amount payable in respect of the Notes, Receipts or Coupons or, if that date is passed, as soon as practicable thereafter.

(d)           Redemption at the Option of the Issuer and Exercise of Issuer’s Options:  If call Option is specified hereon, the Issuer may, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Noteholders (or such other notice period as may be specified hereon) redeem, or exercise any Issuer’s Option (as may be described hereon) in relation to, all or, if so provided, some, of the Notes on any Optional Redemption Date or Option Exercise Date, as the case may be. Any such redemption of Notes shall be at their Option Redemption Amount together with interest accrued to the date fixed for redemption. Any such redemption or exercise must relate to Notes of a nominal amount at lease equal to the minimum nominal amount to be redeemed specified hereon and no greater than the maximum nominal amount to be redeemed specified hereon.

All Notes in respect of which any such notice is given shall be redeemed, or the Issuer’s Option shall be exercised, on the date specified in such notice in accordance with this Condition.

In the case of partial redemption or a partial exercise of an Issuer’s Option, the notice to Noteholders shall also contain the certificate numbers of the Notes to be redeemed or in respect of which such option has been exercise, which shall have been drawn in such place and in such manner as may be fair and reasonable in the circumstances, taking account of prevailing market practices, subject to compliance with any applicable laws and stock exchange requirements. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Stock Exchange so require, the Issuer shall, once in each year in which there has been a partial redemption of the Notes, cause to be published in a leading newspaper of general circulation in Luxembourg a notice specifying the aggregate nominal amount of Notes outstanding and a list of the Notes drawn for redemption but not surrendered.

(e)           Redemption at the Option of Noteholders and Exercise of Noteholders’ Options:  If Put Option is specified hereon, the Issuer, shall at the option of the holder of any such Note, upon the holder of such Note giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified hereon) redeem such Note on the Optional Redemption Date(s) at its Optional Redemption Amount together with interest accrued to the date Fixed for redemption.

To exercise such option or any other Noteholders’ Option that may be set out hereon (which must be exercised on an Option Exercise Date) the holder must deposit (in the case of Bearer Notes) such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent or any Transfer Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent or any Transfer Agent (as applicable) within the notice period. No Note so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement without the prior consent of the Issuer.

(f)            Partly Paid Notes:  Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the provisions specified hereon.

(g)           Purchases:  The Issuer and any of its Subsidiaries may at any time purchase Notes (provided that all unmatured Receipts and Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price.

(h)           Cancellation: All Notes purchased by or on behalf of the Issuer or any of its Subsidiaries shall be surrendered for cancellation by surrendering each such Note together with all unmatured Receipts and Coupons and all unexchanged Talons to the Fiscal Agent and, if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together will all unmatured Receipts and Coupons and unexchanged Talons attached thereto or surrendered therewith).  Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer in respect of any such Notes shall be discharged.

6.             Payments and Talons

(a)           Notes:  Payments of principal and interest in respect of the Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Installment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Note).  Notes (in the case of all other payments of principal and, in the case of interest, as specified in Condition 6(e)(vi)) or Coupons (in the case of interest, save as specified in Condition 6(e)(vi)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the relevant currency drawn on, or, at the option of the holder, by transfer to an account denominated in such currency with, a bank in the principal financial centre for such currency or, in the case of Euro, in a city in which banks have access to the TARGET System.

(b)           Payments in the United States:  Notwithstanding the foregoing, if any Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.

(c)           Payments Subject to Fiscal Laws:  All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 7.  No commission or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(d)           Appointment of Agents:  The Fiscal Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below.  The Fiscal Agent, the Paying Agents and the Calculation Agent(s), act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Note holder or Couponholder.  The Issuer reserves the right at any time to vary or terminate the appointment of the Fiscal Agent, any other Paying Agent and the Calculation Agent(s) and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (i) a Fiscal Agent (ii) one or more Calculation Agent(s) where the Conditions so require, (iii) Paying Agents having specified offices in at least two major European cities which (A) so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, shall be Luxembourg and (B) provided the Notes are listed on the Paris Stock Exchange and the rules of such Stock Exchange so require, shall be Paris, and a Paying Agent having a specified office in a major European city outside France, (iv) a paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to such Directive (which may be any of the Paying Agents referred to in (iii) above) and (v) such other agents as may be required by the rules of any other stock exchange on which the Notes may be listed.

In addition, the issuer shall forthwith appoint a Paying Agent in New York City in respect of any Notes denominated in U.S. dollars in the circumstances described in paragraph (c) above.

Notice of any such change or any change of any specified office shall promptly be given to the Noteholders in accordance with Condition 13 below.

(e)           Unmatured Coupons and Receipts and Unexchanged Talons:

(i)            Unless the Notes provide that the relative Coupons are to become void upon the due date for redemption of those Notes.  Notes should be surrendered for payment together with all unmatured Coupons (if any) relating thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Final Redemption Amount.  Early Redemption Amount or Optional Redemption Amount, as the case may be, due for payment.  Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition 8).

(ii)           If the Notes so provide, upon the due date for redemption of any Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

(iii)          Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

(iv)          Upon the due date for redemption of any Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

(v)           Where any Note that provides that the relative unmatured Coupons are to become void upon the due date for redemption of those Notes is presented for redemption without all unmatured Coupons, and where any Note is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require.

(vi)          If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Note representing it, as the case any be, Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note representing it, as the case may be.

(f)            Talons:  On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Fiscal Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may be become and pursuant to Condition 8).

(g)           Non-Business Day:  If any date for payment in respect of any Note, Receipt or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day not to any interest or other sum in respect of such postponed payment.  In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdiction as shall be specified as “Financial Centers” hereon and:

(i)            (in the case of a payment in a currency other than Euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency or

(ii)           (In the case of a payment in Euro) which is a TARGET Business Day.

7              Taxation

(a)           Tax Exemption:  Interest and other revenues with respect to Notes which constitute obligations and are being issued or deemed to be issued outside the Republic of France benefit from the exemption provided for in Article (3) quarter of the Code Genéral des Impóts (general tax code) from deduction of tax at source.  Accordingly such payments do not give the right to any tax credit from any French Source.  The tax regime applicable to Notes which do not constitute obligations will be set out in the relevant Pricing Supplement.

As to the meaning of the expression “issued or deemed to be issued outside the Republic of France”, see “Summary of the Programme - Withholding Tax” above.

(b)           Additional Amounts:  If French law should require that payments of principal, or interest in respect of any Note, Receipt or Coupon be subject to deduction or withholding in respect of any present or future taxes on duties whatsoever, the Issuer will, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the Noteholders, the Receiptholders or the Couponholders, after deduction or withholding of such taxes or duties, will receive the full amount then expressed to be due and payable; provided, however, that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(i)            Other connection: to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note, Receipt or Coupon by reason of his having some connection with the Republic of France other than the mere holding of the Note, Receipt or Coupon; or

(ii)           Presentation more than 30 days after the Relevant Date:  presented for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth such day; or

(iii)          EU Directive: where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)          Place of Presentation:  presented for payment by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the EU.

As used in these Conditions, “Relevant Date” in respect of any Note, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note, Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (i) “principal” shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 4 or any amendment or supplement to it any (iii) “principal” and/or “interest” shall be deemed to include any additional amounts that may be payable under this Condition.

8              Prescription

Claims against the Issuer for payment in respect of the Notes, Receipts and Coupons (which for this purpose shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

9              Events of Default

If any of the following events (“Events of Default”) occurs and its continuing, the holder of any Note may give written notice to the Fiscal Agent at its specified office that such Note is immediately repayable, whereupon the Early Redemption Amount of such Note together with accrued interest to the date of payment shall become immediately due and payable, unless such event of default shall have been remedied prior to the receipt of such notice by the Fiscal Agent:

(a)           Subordinated Notes:  In the case of Subordinated Notes and in accordance with Condition 2(b), (i) if any judgment shall be issued for the judicial liquidation (liquidation judiciaire) of the Issuer or if the Issuer is liquidated for any other reason then the Subordinated Notes shall become immediately due and payable, in accordance with Condition 2(b), at their principal amount together with any accrued interest to the date of payment; (ii) in the event of any other events of default as may be set out in the relevant Pricing Supplement.

(b)           Unsubordinated Notes:  In the case of Unsubordinated Notes:

(i)            In the event of default by the Issuer in the payment of principal and interest on any Note, when and as the same shall become due and payable, if such default shall not have been cured within 7 days from such due date;

(ii)           in the event of default by the Issuer in the due performance of any other provision of the Notes, if such default shall not have been cured within 14 business days after receipt by the Fiscal Agent of written notice of such default given by a Noteholder;

(iii)          any other present or future indebtedness of the Issuer or any of its Principal Subsidiaries for borrowed monies in excess of Euro 40,000,000 (or its equivalent in any other currency), whether individually or in the aggregate, becomes, following, where applicable, the expiry of any originally applicable grace period, due and payable prior to its stated maturity as a result of a default thereunder, or any such indebtedness shall not be paid when due or, as the case may be, within any originally applicable grace period therefor or any steps shall be taken to enforce any security in respect of any such indebtedness or any guarantee or indemnity given by the Issuer or any of its Principal Subsidiaries for, or in respect of, any such indebtedness or others shall not be honored when due and called upon;

(iv)          the Issuer or any of its Principal Subsidiaries, in the context of financial difficulties experienced by it, makes any proposal for a general moratorium in relation to its debt or applies for the appointment of a conciliator (conciliateur) or enters into an amicable settlement (accord amiable) with its creditors or a judgement is issued for the judicial liquidation (liquidation judiciaire) or for a transfer of the whole of the business (cession totale de l’entreprise) of the Issuer or any of its Principal Subsidiaries or, to the extent permitted by law, the Issuer or any of its Principal Subsidiaries is subject to any other insolvency on bankruptcy proceedings or the Issuer or any of its Principal Subsidiaries makes any conveyance, assignment or other arrangement for the benefit of its creditors or enters into a composition with its creditors.  For the purpose solely of this paragraph, the term “Principal Subsidiaries” shall have the same meaning as under Condition 3 hereinabove:

(v)           It is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under the Notes; or

(vi)          in the event that the Issuer or any of its Principal Subsidiaries ceases to carry on all or a material part of its or their business or other operations, except for the purposes of and following a merger or reorganisation (fusion, scission or apport partiel d’actifs) (i) on terms approved by an Extraordinary Resolution of the Noteholders to the extent that French law requires such merger or reorganisation to be submitted for the approval by an Extraordinary Resolution of the Noteholders or (ii) in the case of a Principal Subsidiary, whereby the undertaking and assets of the Principal Subsidiary are vested in the Issuer, another of its Principal Subsidiaries or any other Subsidiary which as a result of such merger or reorganisation becomes a Principal Subsidiary.

10           Meeting of Noteholders and Modifications

(a)           Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions.  Such a meeting may be convened by Noteholders holding not less than 10 per cent in nominal amount of the Notes for the time being outstanding.  The quorum for any meeting convened to consider an extraordinary Resolution shall be two or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting two or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to amend the dates of maturity or redemption of the Notes, any Instalment Date or any date for payment of interest or Interest Amounts on the Notes, (ii) to reduce or cancel the nominal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method on basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Rate of Interest, Instalment Amount or Redemption Amount is shown hereon, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis, for, calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to take any steps that as specified hereon may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply or (viii) to modify the provisions concerning the quorums required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution, in which case the necessary quorum shall be two or more persons holding or representing not less that 75 per cent., or at any adjourned meeting not less than 25 per cent., in nominal amount of the Notes for the time being outstanding.  Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Pricing Supplement in relation to such Series.

(b)           Modification of Agency Agreement:  The Issuer shall only permit any modification of, or any waiver or authorisation of any breach or proposed breach or any failure to comply with, the Agency Agreement, if to do so could not reasonably be expected to be prejudicial to the interests of the Noteholders.

11           Replacement of Notes, Receipts, Coupons and Talons

If a Note Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange regulations, at the specified office of the Fiscal Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Receipts, Coupons or further Coupons) and otherwise as the Issuer may require.  Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

12           Further Issues and Consolidation

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes having the same terms and conditions as the Notes (except for the issue price) (so that, for the avoidance of doubt, references in the conditions of such notes to “Issue Date”) shall be to the first issue date of the Notes) and so that the same shall be consolidated and form a single series with such Notes, and references in these Conditions to “Notes” shall be construed accordingly.

The Issuer may for time to time on any Interest Payment Date occurring on or after the date specified for a redenomination of the notes pursuant to Condition 1(c), on giving not less than 30 days’ prior notice to the Noteholders in accordance with Condition 13, without the consent of the Noteholders or the Couponholders, consolidate the Notes with one or more issues of other notes issued by it, whether or not originally issued in one of the European national currencies or in Euro, provided such other notes have been redenominated in Euro (if not originally denominated in Euro) and which otherwise have, in respect of all periods subsequent to such consolidation, the same terms and conditions as the Notes.

13           Notices

Notices to the holders of Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times) and, provided the Notes are listed on the Paris Stock Exchange and the rules of that exchange so require, in a daily newspaper with general circulation in Paris (which is expected to be Les Echos or La Tribune) and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourger Wort), if any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the date of the first publication as provided above.

Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with this Condition.

14           Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

15           Governing Law and Jurisdiction

(a)           Governing Law: The Notes, the Receipts, the Coupons and the Talons are governed by, and shall be construed in accordance with, English law, except that the provisions of Condition 2(b) in respect of Subordinated Notes are governed by, and shall be construed in accordance with, French law.

(b)           Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that only arise out of or in connection with any Notes, Receipts, Coupons or Talons and accordingly any legal action or proceedings arising out of or in connection with any Notes, Receipts, Coupons or Talons (“Proceedings”) may be brought in such courts.  The Issuer irrevocably submits to the jurisdiction of the courts of England and waives any objection to Proceedings in such courts on the ground of venue or the ground that the Proceedings have been brought in an inconvenient forum.  This submission is made for the benefit of each of the holders of the Notes, Receipts, Coupons and Talons and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

(c)           Service of Process: The Issuer irrevocably appoints Schneider Electric Ltd. whose offices at the date hereof are Baywick House East, Windsor Road, Maidenhead SL6 IDN, Berkshire as agent in England to receive, for it and on its behalf, service of process in any Proceedings in England.  Such service shall be deemed completed on delivery to such process agent (whether or not, it is forwarded to and received by the Issuer).  If for any reason such process agent ceases to be able to act as such or no longer has an address in London, the Issuer irrevocably agrees to appoint a substitute process agent and shall immediately notify Noteholders of such appointment in accordance with Condition 13.  Nothing shall affect the right to serve process in any manner pennitted by law.

Schedule 2

Part C

Form of Coupon

On the front:

SCHNEIDER ELECTRIC SA

Euro Medium Term Note Programme

Series No. [*]

[Title of issue]

Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in ] [*], [*].

[Coupon relating to Note in the nominal amount of [*]]**

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Note) at the specified offices of the Fiscal Agent and the Paying Agent set out on the reverse hereof (or any other Fiscal Agent or further or other Paying Agent or specified offices duly appointed or nominated and notified to the Noteholders).

[if the Note to which this Coupon relates shall become due and payable before the maturity date of this Coupon, this Coupon shell become void and no payment shall be made in respect of it.]***

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

SCHNEIDER ELECTRIC SA

By:

[Co. No]                 [Denomination]       [ISIN]                    [Series]

On the back:

Fiscal Agent

BNP Paribas Securities Services, Luxembourg Branch

23, avenue de la Porte-Neuve

L-2085 Luxembourg

Paying Agent

BNP Paribas Securities Services

Les Collines de l’Arche

F-92057 La Defense

[*Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention otherwise the particular Interest Payment Date should be specified.]

[** Only required for Coupons, relating to Floating Rate or Index Linked Interest Notes that are issued in more than one denomination.]

[***Delete if Coupons are not to become void upon early redemption of Note.]

Schedule 2

Part D

Form of Talon

On the front:

SCHNEIDER ELECTRIC SA

Euro Medium Term Note Programme

Series No. [•]

[Title of issue]

Talon for further Coupons falling due on [the Interest Payment Dates falling in]*[•][•].

[Talon relating to Note in the nominal amount of [•]]**

After all the Coupons relating to the Note to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Fiscal Agent set out on the reverse hereof (or any other Fiscal Agent or specified office duly appointed or nominated and notified to the Noteholders) upon production and surrender of this Talon.

If the Note to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

SCHNEIDER ELECTRIC SA

By:

[Talon No.]            [ISIN]                        [Series]                  [Certif. No.]

On the back:

Fiscal Agent

BNP Paribas Securities Services, Luxembourg Branch

23, avenue de la Porte-Nouve

L-2085 Luxembourg

Paying Agent

BNP Paribas Securities Services

Les Collines de l' Arche

F-92057 La Defense

[* The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the interest Payment Dates fall due.]

[** Only required where the Series comprises Notes of more than one denomination.]

Schedule 2

Part E

Form of Receipt

SCHNEIDER ELECTRIC SA

Euro Medium Term Note Programme

Series No. [•]

Receipt for the sum of [•] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which the Receipt relates (the “Conditions”) on [•].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt relates (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it relates, if the Note to which this Receipt relates shall have become due and payable on or before the maturity date of this Receipt, this Receipt shall become void and no payment shall be made in respect of it. The Issuer shall have no obligation in respect of this Receipt if it is presented without the Note to which it relates.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

SCHNEIDER ELECTRIC SA

By:

Schedule 3

Provisions for Meetings of Noteholders

Interpretation

1              In this Schedule:

1.1          reference to a meeting are to a meeting of Noteholders of a single Series of Notes and include, unless the context otherwise requires, and adjournment

1.2          references to “Notes” and “Noteholders” are only to the Notes of the Series in respect of which a meeting has been, or is to be, called and to the holders of these Notes, respectively

1.3          “agent” means a holder of a voting certificate or a proxy for, or representative of, a Noteholder

1.4          “block voting instruction” means an instruction issued in accordance with paragraphs 8 to 14

1.5          “Extraordinary Resolution” means a resolution passed at a meeting duly convened and held in accordance with this Agreement by a majority of at least 75 per cent of the votes cast

1.6          “voting certificate” means a certificate issued in accordance with paragraphs 5, 6, 7 and 14 and

1.7          references to persons representing a proportion of the Notes are to Noteholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Notes for the time being outstanding.

Powers of meetings

2              A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Agreement, have power by Extraordinary Resolution:

2.1          to sanction any proposal by the Issuer or any modification, abrogation, variation or comprise of, or arrangement in respect of, the rights of the Noteholders and/or the Couponholders against the Issuer, whether or not those rights arise under the Notes

2.2          to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds or other obligations or securities of the issuer, or any other entity

2.3          to assent to any modification of this Agreement, the Notes, the Receipts, the Talons or the Coupons proposed by the Issuer, or the Fiscal Agent

2.4          to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution

2.5          to give any authority, direction or sanction required to be given by Extraordinary Resolution

2.6          to appoint any persons (whether Noteholders or not) as a committee or committees to represent the Noteholders’ interests and to confer on them any powers or

Discretions which the Noteholders could themselves exercise by Extraordinary Resolution and

2.7          to approve the substitution of any entity for the Issuer (or any previous Substitute) as principal debtor or guarantor under this Agreement provided that the special quorum provisions in Paragraph 19 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub-paragraph 2.2 or 2.7, any of the proposals listed in Condition 10(a) or any amendment to this proviso.

Convening a meeting

3              The Issuer may at any time convene a meeting. If it receives a written request by Noteholders holding at least 10 per cent in nominal amount of the Notes of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Issuer shall convene a meeting of the Noteholders of that Series. Every meeting shall be held at a time and place approved by the Fiscal Agent.

4              At least 21 days notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Noteholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and the nature of the resolutions to be proposed and shall explain how Noteholders may appoint proxies or representatives, obtain voting certificates and the use block voting instructions and the details of the time limits applicable.

Arrangements for voting

5              It a holder of a Note wishes to obtain a voting certificate in respect of it for a meeting, he must deposit it for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it.

6              A voting certificate shall:

6.1          be a document in the English language

6.2          be dated

6.3          specify the meeting concerned and the serial numbers of the Notes deposited and

6.4          entitle, and state that it entities, its bearer to attend and vote at that meeting in respect of those Notes.

7              Once a Paying Agent has issued a voting certificate for a meeting in respect of a Note, it shall not release the Note until either:

7.1          the meeting has been concluded or

7.2          the voting certificate has been surrendered to the Paying Agent.

8              If a holder of a Note wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) he must deposit the Note for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) he or a duly authorized person on his behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Notes so deposited.

9              A block voting instruction shall:

9.1          be a document in the English language

9.2          be dated

9.3          specify the meeting concerned

9.4          list the total number and serial numbers of the Notes deposited, distinguishing with regard to each resolution between those voting for and those voting against it

9.5          certify that such list is in accordance with Notes deposited and directions received as provided in paragraphs 8, 11 and 14 and

9.6          appoint a named person (a “proxy”) to vote at that meeting in respect of those Notes and in accordance with that list.

A proxy need not be Noteholder.

10           Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Notes:

10.1        it shall not release the Notes, except as provided in paragraph 11, until the meeting has been concluded and

10.2        the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting.

11           If the receipt for a Note deposited with a Paying Agent in accordance with paragraph 8 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Note and exclude the votes attributable to it from the block voting instruction.

12           Each block voting instruction shall be deposited at least 24 hours the time fixed for the meeting at the specified office of the Fiscal Agent or such other place as the Issuer shall designate or approve, and in default it shall not be valid unless the chairman of the meeting decides otherwise before the meeting proceeds to business. If the Issuer requires, a notarially certified copy of each block voting instruction shall be produced by the proxy at the meeting but the Issuer need not investigate or be concerned with the validity of the proxy’s appointment.

13           A vote cash in accordance with a block voting instruction shall be valid even if it or any of the Noteholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the Fiscal Agent at is specified office (or such other place as may have been specified by the Issuer for the purpose) or by the chairman of the meeting in each case at least 24 hours before the time fixed for the meeting.

14           No Note may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 5 and paragraph 8 for the same meeting.

Chairman

15           The chairman of a meeting shall be such person as the Issuer may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Noteholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.  The chairman need not be a Noteholder or agent.  The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

16           The following may attend and speak at a meeting:

16.1        Noteholders and agents

16.2        the chairman

16.3        the Issuer, and the Fiscal Agent (through their respective representatives) and their respective financial and legal advisors

16.4        the Dealers and their advisers.

No-one else may attend or speak.

Quorum and Adjournment

17           No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business.  If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, it convened on the requisition of Noteholders, be dissolved.  In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place as the chairman may decide.  If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shell be dissolved.

18           Two or more Noteholders or agents present in person shall be a quorum:

18.1        in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Notes which they represent

18.2        in any other case, only if they represent the proportion of the Notes shown by the table below.

COLUMN 1	COLUMN 2	COLUMN 3
Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

To pass a special quorum	75 per cent	25 per cent
resolution
To pass any other	A clear majority	No minimum proportion
Extraordinary Resolution
Any other purpose	10 per cent	No minimum proportion

19           The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place.  Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18.

20           At least 10 days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting.  No notice need, however, otherwise be given of an adjourned meeting.

Voting

21           Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer or one or more persons representing 2 per cent of the Notes.

22           Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

23           If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs.  The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken.  A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

24           A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

25           On a show of hands every person who is present in person and who produces a Note, or a voting certificate or is a proxy or representative has one vote.  On a poll every such person has one vote in respect of each nominal amount equal to the minimum Specified Denomination of such Series of Notes so produced or represented by the voting certificate so produced or for which he is a proxy or representative.  Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

26           In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Effect and Publication of an Extraordinary Resolution

27           An Extraordinary Resolution shall be binding on all the Noteholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed.  The Issuer shall give notice of the passing of an Extraordinary Resolution to Noteholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

28           Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusion evidence of the matters in them.  Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and hold and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

29           The holder of a Global Note shall unless such Global Note represents only one Note) be treated as two persons for the purposes of any quorum requirements of a meeting of Noteholders.

Schedule 4

Form of Exercise Notice for Redemption Option

SCHNEIDER ELECTRIC SA

Euro Medium Term Note Programme

Series No. [*]

By depositing this duly completed Notice with any Paying Agent for the Notes of the above Series (the “Notes”) the undersigned holder of such of the Notes as are, or the nominal amount of Notes specified below redeemed on [*] under Condition [5(e)] of the Notes.

This Notice relates to Notes in the aggregate nominal amount of [*], in the case of Definitive Notes bearing the following certificate numbers:

If the Notes to which this Notice relates are to be returned, to their holder, they should be returned by post to (1):

Payment Instructions

Please make payment in respect of the above Notes as follows:

*(a) by [currency] cheque drawn on a bank in [the principal financial centre of the currency] and mailed to the “[above address].

*(b) by transfer to the following [currency] account:

Bank:	*

Branch Address:	*

Branch Code:	*

Account number:	*

Account Name:	*

Delete as appropriate

Signature of holder:                                                             Certifying signature (2):

[To be completed by recipient Paying Agent]

Received by:

[Signature and stamp of Paying Agent]

At its office at: *

On: *

Notes:

1              The Amended and Restated Agency Agreement provides that Notes will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance in advance to the relevant Agent.

2              This Exercise Notice is not valid unless all of the paragraphs requiring completion are duly completed.

3              The Agent with whom the above Notes are deposited shall not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Agent in relation to the Notes, unless such loss or damage was caused by the fraud or negligence of such Agent or its directors, officers or employees.

Schedule 5

Accountholder/Approved Intermediary Certificate of Non-U.S. Citizenship and
Residency

SCHNEIDER ELECTRIC SA

Euro Medium Term Note Programme

Series No. [*] Tranche No. [*]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”, (ii) are owned by United States person(s) that (A) are the foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1,165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (B) acquired the Securities through foreign branches of financial institutions and who hold the Securities through such financial institution on the date hereof (and in either case (A) or (B), each such financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”) then this is also to certify that, except as set forth below (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

As used herein, “United States” means the United States of America (including the States and the District of Columbia): and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities [held by you for our account]* in accordance with your [Operating Procedures/documented procedures]* if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not rotate to [*] in nominal amount of such Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Dated:

[The account holder, as, or as agent for, the
beneficial owner(s) of the Securities to which this
Certificate applies/relevant Approved
Intermediary]*.

* [Delete if appropriate]

73

Schedule 6

Clearing System Certificate of Non-U.S. Citizenship and Residency

SCHNEIDER ELECTRIC SA

Euro Medium Term Note Programme

Series No. [*] * Tranche No. [*]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the nominal amounts forth below (our “Member Organisations”) substantially to the effect set forth in the Amended and Restated Agency Agreement, as of the date hereof. [*] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.155-12(c)(1)(iv) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.168-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of a category conternplated in Section 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”) then this is also to certify with respect to such nominal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such nominal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest in respect of) the Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our [Member Organisations/Approved Intermediaries]* to the effect that the statements made by such [Member Organisations/Approved Intermediaries]* with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated [•]**

Yours faithfully

[EUROCLEAR BANK S.A./N.V.

as Operator of the Euroclear System]

or

[CLEARSTREAM BANKING., SOCIETE ANONYME]

By:

Or

[EUROCLEAR FRANCE]

*  [Delete as appropriate]

**[Not earlier than the Exchange Date as defined in the temporary Global Note.]